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TABLE OF CONTENTS

Exhibit 99.1

TABLE OF CONTENTS

Page
Table of Definitions	2
Financial Information	3
Financial Statements (Unaudited)	3
Condensed, Consolidated Balance Sheets at September 30, 2014 (Successor) and December 31, 2013 (Predecessor)	3
Condensed, Consolidated Statements of Operations—Three Months Ended September 30, 2014 (Successor) and Three Months Ended September 30, 2013 (Predecessor)	4
Condensed, Consolidated Statements of Operations—Period beginning February 5, 2014 and ending September 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014, and Nine Months Ended September 30, 2013 (Predecessor)	5
Condensed, Consolidated Statements of Comprehensive Income (Loss)—Three Months Ended September 30, 2014 (Successor) and Three Months Ended September 30, 2013 (Predecessor)	6
Condensed, Consolidated Statements of Comprehensive Income (Loss)—Period beginning February 5, 2014 and ending September 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014, and Nine Months Ended September 30, 2013 (Predecessor)	7
Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending September 30, 2014 (Successor)	8
Condensed, Consolidated Statement of Shareholders' Equity for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor)	9
Condensed, Consolidated Statements of Cash Flows—Period beginning February 5, 2014 and ending September 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014 and Nine Months Ended September 30, 2013 (Predecessor)	10
Notes to Condensed, Consolidated Financial Statements	13
Management's Discussion and Analysis of Financial Condition and Results of Operations	67
Controls and Procedures	73
Other Information	74
Legal Proceedings	74
Risk Factors	74
Mine Safety Disclosures	75
Exhibits	75
Signatures	81

 TABLE OF DEFINITIONS

AeroTurbine	AeroTurbine, Inc.
AerCap	AerCap Holdings N.V. and its subsidiaries
AerCap Transaction	AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, purchase of 100 percent of ILFC's common stock from AIG on May 14, 2014.
AerCap Trust	AerCap Global Aviation Trust
AIG	American International Group, Inc.
Airbus	Airbus S.A.S.
AOCI	Accumulated other comprehensive income (loss)
Boeing	The Boeing Company
Closing Date	May 14, 2014
The Company, management, we, our, us	Prior to May 14, 2014, ILFC and its consolidated subsidiaries and on and after May 14, 2014, AerCap Trust and its consolidated subsidiaries
ECA	Export Credit Agency
Embraer	Embraer S.A.
EOL contract	End of lease contract
Ex-Im	Export-Import Bank of the United States
FASB	Financial Accounting Standards Board
GAAP	Accounting Principles Generally Accepted in the United States of America
ILFC	International Lease Finance Corporation
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rates
MR contract	Maintenance reserved contract
OCI	Other comprehensive income (loss)
Part-out	Disassembly of an aircraft for the sale of its parts
PB	Primary beneficiary
Predecessor	ILFC and its consolidated subsidiaries prior to May 14, 2014
Reorganization	The transfer of substantially all of ILFC's assets to AerCap Trust and AerCap Trust's assumption of substantially all of ILFC's liabilities on May 14, 2014.
SEC	U.S. Securities and Exchange Commission
SPE	Special purpose entity
Successor	AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period after May 13, 2014
VIE	Variable interest entity

 FINANCIAL INFORMATION

FINANCIAL STATEMENTS

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	Successor	Predecessor
	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents, including interest bearing accounts of $487,467 (2014) and $1,265,074 (2013)	$603,130	$1,351,405
Restricted cash, including interest bearing accounts of $389,361 (2014) and $451,179 (2013)	402,096	464,824
Trade receivables	129,452	—
Flight equipment held for operating leases, net	23,519,728	32,453,037
Maintenance rights intangible and lease premium, net	4,226,188	—
Flight equipment held for sale	17,302	—
Net investment in finance and sales-type leases	230,043	211,116
Prepayments on flight equipment	3,133,705	636,483	(a)
Other intangibles, net	447,551	—
Deferred income tax asset	66,433	—
Receivable from AerCap, net	1,214,882	—
Other assets	532,418	—
Lease receivables and other assets	—	934,063
Deferred debt issue costs, less accumulated amortization of $309,499 (2013)	—	258,189

TOTAL ASSETS	$34,522,928	$36,309,117

LIABILITIES AND EQUITY
Accrued expenses, accounts payable and other liabilities	$932,935	$—
Accrued interest and other payables	—	639,082
Current income taxes and other tax liabilities	—	285,499
Accrued maintenance liability	2,840,772	—
Lessee deposit liability	737,951	—
Secured debt financing, net of deferred debt discount of $5,058 (2013)	—	8,202,791
Unsecured debt financing, net of deferred debt discount of $31,456 (2013)	—	12,238,066
Subordinated debt	—	1,000,000
Debt	24,812,068	—
Deferred income tax liability	123,440	3,854,452
Derivative liabilities	—	8,348
Security deposits, deferred overhaul rental and other customer deposits	—	2,637,994
Commitments and Contingencies—Note 16

Total Liabilities	29,447,166	28,866,232

Market Auction Preferred Stock, $100,000 per share liquidation value; Series A and B, each series having 500 shares issued and outstanding	—	100,000
Common stock—no par value; 100,000,000 authorized shares, 45,267,723 issued and outstanding	—	1,053,582
Beneficial ownership interests	4,557,641	—
Additional paid-in capital	—	1,272,604
Accumulated other comprehensive loss	—	(4,184)
Accumulated retained earnings	441,114	5,020,883

Total equity before non-controlling interest	4,998,755	7,442,885
Non-controlling interest	77,007	—

Total equity	5,075,762	7,442,885

TOTAL LIABILITIES AND EQUITY	$34,522,928	$36,309,117

(a)
Amounts were presented as Deposits on flight equipment purchases in the Predecessor financial statements.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
REVENUES AND OTHER INCOME
Lease revenue	$992,604	$1,068,610	(a)
Net gain on sale of assets	2,786	—
Flight equipment marketing and gain on aircraft sales	—	17,024
Other income	31,654	23,167

TOTAL REVENUES AND OTHER INCOME	1,027,044	1,108,801

EXPENSES
Depreciation and amortization	370,237	459,426	(b)
Asset impairment	1,584	1,162,112	(c)
Interest expense	199,449	338,553	(d)
Leasing expenses	18,121	22,254	(e)
Transaction and integration related expenses	6,223	—
Other expenses	—	99,230
Selling, general and administrative expenses	57,218	76,541

TOTAL EXPENSES	652,832	2,158,116

INCOME (LOSS) BEFORE INCOME TAXES	374,212	(1,049,315)
Provision (benefit) for income taxes	60,810	(367,237)

NET INCOME (LOSS)	313,402	$(682,078)

Net (income) attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$313,402

(a)
Amounts were presented as Rental of flight equipment in the Predecessor financial statements.

(b)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(c)
Amounts were presented separately as Aircraft impairment charges on flight equipment held for use of $1,104.6 million and Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed of $57.5 million for the three months ended September 30, 2013 in the Predecessor financial statements.

(d)
Amounts were presented as Interest in the Predecessor financial statements.

(e)
Amounts were presented as Aircraft costs in the Predecessor financial statements.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014
				Nine Months Ended September 30, 2013

REVENUES AND OTHER INCOME
Lease revenue	$1,517,172	$1,526,885	(a)	$3,142,418	(a)
Net gain on sale of assets	2,786	—		—
Flight equipment marketing and gain on aircraft sales	—	56,921		33,777
Other income	49,480	44,153		95,079

TOTAL REVENUES AND OTHER INCOME	1,569,438	1,627,959		3,271,274

EXPENSES
Depreciation and amortization	563,459	666,134	(b)	1,386,793	(b)
Asset impairment	1,871	49,247	(c)	1,324,937	(c)
Interest expense	303,811	496,535	(d)	1,088,655	(d)
Loss on early extinguishment of debt	—	—		17,695
Leasing expenses	23,666	37,619	(e)	43,732	(e)
Transaction and integration related expenses	50,431	—		—
Other expenses	—	3,298		108,174
Selling, general and administrative expenses	88,255	153,890		240,137

TOTAL EXPENSES	1,031,493	1,406,723		4,210,123

INCOME (LOSS) BEFORE INCOME TAXES	537,945	221,236		(938,849)
Provision (benefit) for income taxes	96,831	77,328		(339,557)

NET INCOME (LOSS)	441,114	$143,908		$(599,292)

Net (income) attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$441,114

(a)
Amounts were presented as Rental of flight equipment in the Predecessor financial statements.

(b)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(c)
Amounts were presented separately as Aircraft impairment charges on flight equipment held for use of $0 and $1,139.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and nine months ended September 30, 2013, respectively, and Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed of $49.2 million and $185.1 million for the period beginning January 1, 2014 and ending May 13, 2014 and nine months ended September 30, 2013, respectively, in the Predecessor financial statements.

(d)
Amounts were presented as Interest in the Predecessor financial statements.

(e)
Amounts were presented as Aircraft costs in the Predecessor financial statements.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
NET INCOME (LOSS)	$313,402	$(682,078)

OTHER COMPREHENSIVE INCOME
Net changes in fair value of cash flow hedges, net of taxes of $(1,007) (2013), and net of reclassification adjustments	—	1,847
Change in unrealized fair value adjustments of available-for-sale securities, net of taxes of $(47) (2013), and net of reclassification adjustments	—	85

TOTAL OTHER COMPREHENSIVE INCOME	—	1,932

COMPREHENSIVE INCOME (LOSS)	$313,402	$(680,146)

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
NET INCOME (LOSS)	$441,114	$143,908	$(599,292)

OTHER COMPREHENSIVE INCOME
Net changes in fair value of cash flow hedges, net of taxes of $(1,118) for the period beginning January 1, 2014 and ending May 13, 2014 and $(3,471) (2013), and net of reclassification adjustments	—	2,050	6,363
Change in unrealized fair value adjustments of available-for-sale securities, net of taxes of $(313) for the period beginning January 1, 2014 and ending May 13, 2014 and $(88) (2013), and net of reclassification adjustments	—	573	161

TOTAL OTHER COMPREHENSIVE INCOME	—	2,623	6,524

COMPREHENSIVE INCOME (LOSS)	$441,114	$146,531	$(592,768)

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENT OF EQUITY

(Dollars in thousands)

(Unaudited)

	Successor
	Beneficial Ownership Interests	Accumulated Retained Earnings	Total Equity before Non- controlling Interest	Non-controlling Interest(a)	Total Equity
Balance at February 5, 2014	$—	$—	$—	$—	$—
Issuance of Series 1 Beneficial Interests to AerCap Ireland Capital Limited	4,557,641	—	4,557,641	77,047	4,634,688
Net income	—	441,114	441,114	—	441,114
Dividends paid	—	—	—	(40)	(40)

Balance at September 30, 2014	$4,557,641	$441,114	$4,998,755	$77,007	$5,075,762

(a)
Non-controlling interest represents Successor presentation of Market Auction Preferred Stock ("MAPS"), which were included in Predecessor Shareholders' equity. The MAPS are held by independent third parties and therefore are classified as Non-controlling interest in the Successor Condensed, Consolidated Financial Statements.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

(Dollars in thousands)

(Unaudited)

	Predecessor
	Market Auction Preferred Stock
			Common Stock
							Accumulated Other Comprehensive (Loss) Income
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital			Retained Earnings		Total Equity
Balance at December 31, 2013	1,000	$100,000	45,267,723	$1,053,582	$1,272,604		$(4,184)	$5,020,883		$7,442,885
Preferred stock dividends	—	—	—	—	—		—	(90)		(90)
Net income	—	—	—	—	—		—	143,908		143,908
Other comprehensive income	—	—	—	—	—		2,623	—		2,623
Dividend paid to AIG	—	—	—	—	—		—	(600,000)	(b)	(600,000)
Other	—	—	—	—	63	(a)	—	2,958	(c)	3,021

Balance at May 13, 2014	1,000	$100,000	45,267,723	$1,053,582	$1,272,667		$(1,561)	$4,567,659		$6,992,347

(a)
We recorded an increase of $296, net of tax of $161, in connection with settlement of the AIG Non-Qualified Income Plan liability, and a decrease of $233 for adjustments to state taxes payable.

(b)
The decrease to Retained earnings during the period beginning January 1, 2014 and ending May 13, 2014, included a special distribution of $600,000, which ILFC was required to pay to AIG prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. See Note 1—Basis of Preparation. The special distribution was recorded in Retained earnings as a dividend.

(c)
The increase to Retained earnings during the period from January 1, 2014 through May 13, 2014, reflects a $9,626 receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement, partially offset by decreases in Retained earnings of $5,298, net of tax of $2,889, to record a non-cash dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG, and $1,370 recorded as a dividend, for a fee ILFC paid on behalf of AIG to satisfy a statutory law requirement.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014		Nine Months Ended September 30, 2013
OPERATING ACTIVITIES
Net income (loss)	$441,114	$143,908		$(599,292)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	563,459	666,134		1,386,793
Deferred income taxes	96,794	224,817	(a)	(331,082)
Accretion of fair value adjustment on debt	(208,510)	—		—
Amortization of lease premium intangible	8,727	—		—
Accretion of fair value adjustment on deposits and maintenance reserves	46,959	—		—
Maintenance rights expense	27,474	—		—
Amortization of debt issuance costs	2,812	27,011		41,685
Amortization of debt discount	—	3,963		5,436
Amortization of prepaid lease costs	—	17,882		64,079
Asset impairment	1,871	49,247		1,324,937
Net gain on sale of assets	(2,786)	—		—
Forfeitures of customer deposits	—	(4,094)		(30,328)
Loss on early extinguishment of debt	—	—		17,695
Other	(7,874)	(62,426	)(b)	(4,235	)(b)
Changes in operating assets and liabilities:
Trade receivables	102,706	—		—
Other assets	51,632	—		—
Lease receivables and other assets	—	65,269	(c)	(68,178)
Accrued expenses, accounts payable and other liabilities	(101,277)	—		—
Accrued interest and other payables	—	7,728		28,871
Current income taxes and other tax liabilities	—	(148,801	)(a)	(8,018)

Net cash provided by operating activities	1,023,101	990,638		1,828,363

INVESTING ACTIVITIES
Purchase of flight equipment	(550,812)	(495,456)		(1,507,279)
Prepayments on flight equipment	(161,731)	(176,339)		(267,503)
Proceeds from sale or disposal of assets	58,731	124,974		391,796
Acquisition of ILFC, net of cash acquired	(195,311)	—		—
Advance on notes receivable	—	(53,468	)(c)
Advance on notes receivable related party	(520,773)	—		—
Movement in restricted cash	352,024	(287,363)		274,504
Collections of notes receivable	—	1,338		5,803
Collections of finance and sales-type leases	36,172	19,838		42,884

Net cash used in investing activities	(981,700)	(866,476)		(1,059,795)

FINANCING ACTIVITIES
Issuance of debt	3,241,170	1,502,730		1,891,080
Repayment of debt	(2,719,264)	(270,858)		(3,973,845)
Debt issuance costs paid	(49,570)	(16,650)		(58,851)
Security deposits received / Security and rental deposits received	37,489	69,362		121,722
Security deposits returned / Security and rental deposits returned	(50,652)	(46,010)		(83,110)
Maintenance payments received / Overhaul rentals collected	251,916	196,957		452,829
Maintenance payments returned / Overhaul rentals reimbursed	(147,943)	(136,975)		(419,863)
Net change in other deposits	—	24,587		(1,019)
Dividends paid to AIG	—	(591,744)		—
Non-controlling interest / Payment of preferred dividends	(40)	(90)		(271)

Net cash provided by (used in) financing activities	563,106	731,309		(2,071,328)

Net increase (decrease) in cash and cash equivalents	604,507	855,471		(1,302,760)
Effect of exchange rate changes on cash and cash equivalents	(1,377)	(255)		491
Cash and cash equivalents at beginning of period	—	1,351,405		3,027,587

Cash and cash equivalents at end of period	$603,130	$2,206,621		$1,725,318

(a)
Current income taxes and other tax liabilities of $127,418 were reclassified to Deferred income taxes on our Predecessor Condensed, Consolidated Balance Sheet for the period beginning January 1, 2014 and ending May 13, 2014, as a result of our adoption of new accounting guidance on January 1, 2014. The reclassification had no effect on total cash flows from operations. See Note 2 of Condensed, Consolidated Financial Statements.

(b)
Includes gain on aircraft sales.

(c)
In the Predecessor Condensed, Consolidated Statement of Cash flows for the period beginning January 1, 2014 and ending May 13, 2014, Advance on notes receivable was reclassified from Changes in operating assets and liabilities: Lease receivables and other assets. See Note 1of Condensed, Consolidated Financial Statements.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014		Nine Months Ended September 30, 2013
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest, excluding interest capitalized of $41,993 for the period beginning February 5, 2014 and ending September 30, 2014, $10,872 for the period beginning January 1, 2014 and ending May 13, 2014 and $11,006 (2013)	$583,981	$433,718		$1,108,606
Income taxes, net	20,029	1,294	(a)	1,903	(a)

(a)
Includes approximately $0.1 million paid to AIG for ILFC tax liability for the period beginning January 1, 2014 and ending May 13, 2014. There was no payment to AIG for the nine months ended September 30, 2013.

Non-Cash Investing and Financing Activities

Successor:

Period beginning February 5, 2014 and ending September 30, 2014:

  Flight equipment with a net book value of $522,172 was applied against Advance on notes receivable from related party, to reflect the transfer of four aircraft.

  Prepayments on flight equipment of $189,203 were applied to Acquisition of flight equipment.

  Flight equipment in the amount of $48,207 was reclassified to Other assets.

  Flight equipment in the amount of $23,026 was reclassified to Net investment in finance and sales-type leases of $25,540, with $2,514 recognized as a gain.

Predecessor:

Period beginning January 1, 2014 and ending May 13, 2014:

  Prepayments on flight equipment of $93,662 and Security deposits, deferred overhaul rental and other customer deposits of $8,385 were applied to Acquisition of flight equipment of $85,277.

  Flight equipment in the amount of $56,168 and Security deposits, deferred overhaul rental and other customer deposits of $1,080 were reclassified to Net investment in finance and sales-type leases of $42,357, with $12,731 charged to expense.

  Net investment in finance and sales-type leases in the amount of $7,195 was reclassified to Flight equipment.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

(Unaudited)

  Security deposits, deferred overhaul rental and other customer deposits of $52,390 were recorded in income when we sold an aircraft.

  Flight equipment in the amount of $52,574 was reclassified to Lease receivables and other assets.

Predecessor:

Nine months ended September 30, 2013:

  Flight equipment in the amount of $358,716 was reclassified to Flight equipment held for sale, of which $162,171 was sold.

  Prepayments on flight equipment of $131,660 were applied to Acquisition of flight equipment.

  Flight equipment in the amount of $107,298 was reclassified to Net investment in finance and sales-type leases of $104,902, with $2,396 charged to expense.

  Flight equipment in the amount of $42,527 was reclassified to Lease receivables and other assets of $29,589, with $12,938 charged to expense.

  Accrued interest and other payables of $41,410 were applied to Acquisition of flight equipment to reflect the fair value of an aircraft purchased under an asset value guarantee.

The accompanying notes are an integral part of these unaudited condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

(Unaudited)

1. Basis of Preparation

        AerCap Trust, a legal entity formed on February 5, 2014, was formed to facilitate the transfer of substantially all of ILFC's assets and liabilities into AerCap's existing Irish operations. AerCap Trust's business operations relate primarily to ILFC, which it acquired on May 14, 2014. AerCap Ireland Capital Limited, a wholly-owned subsidiary of AerCap Ireland Limited, and ILFC, an indirect subsidiary of AerCap Trust, are the sole beneficiaries of AerCap Trust. Neither AerCap Ireland Limited nor AerCap Ireland Capital Limited are consolidated into the financial statements presented herein, but are related parties to the consolidated AerCap Trust.

        Prior to May 14, 2014, ILFC was an indirect wholly-owned subsidiary of AIG. On December 16, 2013, AIG entered into an agreement with AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap for the sale of 100 percent of ILFC's common stock for consideration consisting of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares (the "AerCap Transaction"). In addition, ILFC paid a special dividend of $600.0 million to AIG prior to the consummation of the AerCap Transaction. On May 14, 2014 (the "Closing Date"), the AerCap Transaction was completed.

        On the Closing Date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, and AerCap Trust assumed substantially all of the liabilities of ILFC (the "Reorganization"). In connection with the Reorganization, ILFC entered into amendments to certain of its debt agreements which, in part, provide that AerCap Trust succeed ILFC as the issuer under these debt agreements, while ILFC has also agreed to remain an obligor under the debt agreements.

        Following the completion of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting. Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period on and after May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and non-controlling interest pursuant to accounting guidance related to business combinations. The distinction has been made throughout this Quarterly Report through the inclusion of a vertical line between the Predecessor and Successor columns. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. Results presented for periods subsequent to the AerCap Transaction reflect Successor accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date may differ from Predecessor's presentation. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor periods. Despite the separate presentation, our core operations have not changed (see Note 3 for further information on the AerCap Transaction).

        The accompanying unaudited, Condensed, Consolidated Financial Statements have been prepared in accordance with GAAP for interim financial information and Article 10 of Regulation S-X. Accordingly,

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

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(Unaudited)

1. Basis of Preparation (Continued)

they do not include all of the information and footnotes required by GAAP for complete financial statements.

        The accompanying unaudited, Condensed, Consolidated Financial Statements include our accounts and accounts of all other entities in which we have a controlling financial interest. See Note 17—Variable Interest Entities. All material intercompany accounts have been eliminated in consolidation.

        Results for the Predecessor periods for the three and nine months ended September 30, 2013 include out of period adjustments related to prior periods, which decreased pre-tax loss by approximately $10.8 million, and $13.3 million, respectively, and decreased after-tax loss by approximately $7.0 million and $15.0 million, respectively. The pre-tax out of period adjustments for the three and nine months ended September 30, 2013, primarily relate to, among others, (i) an $18.6 million and a $19.5 million decrease, respectively, to pre-tax loss due to favorable adjustments to interest expense to correct and fully align amortization of deferred debt issue costs and debt discounts in prior periods with the effective interest method; (ii) a $6.1 million and a $2.5 million increase, respectively, to pre-tax loss to correctly reflect legal expenses previously paid by AIG on our behalf; and (iii) a $5.1 million and a $5.5 million increase, respectively, to pre-tax loss to correct lease revenue to fully align amortization of prepaid lease costs on certain leases with early termination options. After-tax results for the nine months ended September 30, 2013, were also favorably impacted by $8.3 million for the reversal of IRS audit interest expense amounts in the first quarter of 2013 that were incorrectly recognized in the fourth quarter 2011 tax provision.

        Management has determined, after evaluating the quantitative and qualitative aspects of these out of period adjustments, both individually and in the aggregate, that our current and prior period financial statements are not materially misstated.

        The Unaudited Condensed, Consolidated Statements of Cash Flows for the period beginning January 1, 2014 and ending May 13, 2014, includes a reclassification of $53.5 million to increase net cash provided by operating activities and to increase net cash used in investing activities with respect to providing short-term financing to a customer. There were no changes to the Condensed, Consolidated Balance Sheets or Statements of Operations as a result of this reclassification for this period. Management does not believe that the reclassification is material to the financial statements taken as a whole.

        In the opinion of management, all adjustments considered necessary for a fair statement of the results for the interim periods presented have been included. Operating results for the three months ended September 30, 2014 and the period beginning February 5, 2014 and ending September 30, 2014, are not necessarily indicative of the results that may be expected for the period beginning February 5, 2014 and ending December 31, 2014. These statements should be read in conjunction with the Consolidated Financial Statements and footnotes thereto included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013.

2. Summary of Significant Accounting Policies

        Following the completion of the AerCap Transaction, results reflect the Successor's accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

may differ from the Predecessor presentation. Accordingly, we have listed our significant accounting policies applicable to the Successor periods below.

Significant Accounting Policies of the Successor

        Use of estimates:    The preparation of Condensed, Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. For us, the use of estimates is or could be a significant factor affecting the reported carrying values of flight equipment, intangibles, investments, trade and notes receivable, deferred tax assets and accruals and reserves. Management considers information available from professional appraisers, where possible, to support estimates, particularly with respect to flight equipment. Despite management's best efforts to accurately estimate such amounts, actual results could materially differ from those estimates.

        Cash and cash equivalents:    Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

        Restricted cash:    Restricted cash includes cash held by banks that is subject to withdrawal restrictions. Such amounts are typically restricted under secured debt agreements and can be used only to service the aircraft securing the debt and to make principal and interest payments on the debt.

        Trade receivables:    Trade receivables represent unpaid, current lessee obligations under existing lease contracts. Allowances are provided for doubtful accounts where it is considered that there is a significant risk of non-recovery. The risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of a debtor and the economic conditions persisting in the debtor's operating environment.

        Flight equipment held for operating leases, net:    Flight equipment held for operating leases, including aircraft, is stated at cost less accumulated depreciation and impairment. Flight equipment acquired is depreciated to its estimated residual (salvage) value using the straight-line method over the assets' useful life, generally 25 years from the date of manufacture, or shorter depending on the disposition strategy. Costs incurred in the acquisition of flight equipment are depreciated over the estimated useful life of the equipment. The costs of improvements to flight equipment are normally expensed unless the improvement materially increases the long-term value of the flight equipment or extends the useful life of the flight equipment. The capitalized cost is depreciated over the estimated remaining useful life of the aircraft. The current estimates for residual values for most aircraft types are 15 percent of original manufacture cost, in line with industry standards, except where more recent industry information indicates a different value is appropriate. Differences between our estimates of useful lives and residual values and actual experience may result in future impairments of aircraft and/or additional gains or losses upon disposal. We review the estimated useful lives and residual values of aircraft periodically based on our knowledge to determine if they are appropriate and record adjustments to depreciation prospectively on an aircraft by aircraft basis as necessary.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        On a quarterly basis, we evaluate the need to perform a recoverability assessment when events or changes in circumstances indicate that the carrying value of our long-lived assets may not be recoverable. The review for recoverability includes an assessment of the estimated future cash flows associated with the use of an asset and its eventual disposal. The assets are grouped at the lowest level for which identifiable cash flows are largely independent of other groups of assets. In relation to flight equipment on operating lease, the impairment assessment is performed on each individual aircraft. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The loss is measured as the excess of the carrying amount of the impaired asset over its fair value.

        Fair value reflects the present value of cash expected to be received from the aircraft in the future, including its expected residual value discounted at a rate commensurate with the associated risk. Future cash flows are assumed to occur under then current market conditions and assume adequate time for a sale between a willing buyer and a willing seller. Expected future lease rates are based on all relevant information available, including current contracted rates for similar aircraft, appraisal data and industry trends. We generally focus our impairment assessment on older aircraft as the cash flows supporting the carrying value of such older aircraft are more dependent upon current lease contracts, which leases are more sensitive to weaknesses in the global economic environment. Deterioration of the global economic environment and a decrease of aircraft values might have a negative effect on the undiscounted cash flows of older aircraft and might trigger impairments.

        Capitalization of interest:    We capitalize interest on Prepayments on flight equipment in respect of flight equipment on forward order with aircraft manufacturers and add such amount to Prepayments on flight equipment. The amount of interest capitalized is the actual interest costs incurred on funding specific to the progress payments, if any, or the amount of interest costs which could have been avoided in the absence of such progress payments.

        Investment in finance and sales-type leases:    If a lease meets specific criteria under GAAP at the inception of the lease, we recognize the lease in Net investment in finance and sales-type leases on our Condensed, Consolidated Balance Sheets. For sales-type leases, we de-recognize the aircraft and any lease-related assets or liabilities and recognize the difference between the aircraft carrying value, including the lease-related assets and liabilities, and the Net investment in finance and sales-type leases as a gain or loss. The amounts recognized for finance and sales-type leases consist of lease receivables and the estimated unguaranteed residual value of the leased flight equipment on the lease termination date, less the unearned income. The unearned income is recognized in Other income on our Condensed, Consolidated Statements of Operations, over the lease term, in a manner that produces a constant rate of return on the lease.

        Maintenance rights intangible asset components of in-place leases and lease premium:    The maintenance rights intangible asset components represent the contractual right under our leases to receive the aircraft in a specified maintenance condition at the end of the lease (EOL contracts) or our right to an aircraft in better maintenance condition by virtue of our obligation to contribute towards the cost of the maintenance events performed by the lessee either through reimbursement of maintenance deposit rents held (MR contracts), or through a lessor contribution to the lessee. The maintenance rights intangible

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

component arose from the application of the acquisition method of accounting and represented the fair value of our contractual aircraft return rights under our leases at the Closing Date. The maintenance rights represented the difference between the specified maintenance return condition in our leases and the actual physical condition of our aircraft at the Closing Date.

        For MR contracts, maintenance rights expense is recognized at the time the lessee provides us with an invoice for reimbursement relating to the cost of a qualifying maintenance event that relates to pre-acquisition usage. For EOL contracts, maintenance rights expense is recognized upon lease termination, to the extent the lease end cash compensation paid to us is less than the maintenance rights intangible asset. Maintenance rights expense is included in Leasing expenses in our Condensed, Consolidated Statements of Operations. To the extent the lease end cash compensation paid to us is more than the maintenance rights intangible asset, revenue is recognized in Lease revenue in our Condensed, Consolidated Statement of Operations, upon lease termination.

        The lease premium represents the value of an acquired lease where the contractual rent payments are above the market rate. We amortize the lease premium on a straight-line basis over the term of the lease as a reduction of Lease revenue.

        Other definite-lived intangible assets:    These primarily represent customer relationships recorded at fair value upon the consummation of the AerCap Transaction.

        The rate of amortization of these definite-lived intangible assets is estimated based on the period over which we expect to derive economic benefits from such assets. We evaluate all definite-lived intangible assets for impairment.

        Derivative financial instruments:    We may use derivative financial instruments to manage our exposure to interest rate risks and foreign currency risks. Derivatives are recognized on the balance sheet at their fair value, which includes consideration of the credit rating and risk attaching to the counterparty of the derivative contract. We have considered both the quantitative and qualitative factors when determining our counterparty credit risk. We currently do not apply hedge accounting to our derivatives. Changes in fair value of derivatives are recorded in Interest expense in our Condensed, Consolidated Statements of Operations.

        Net cash received or paid under derivative contracts in any reporting period is classified as operating cash flows in our Condensed, Consolidated Statements of Cash Flows.

        Fair Value Measurements:    Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        Other assets:    Other assets consist of inventory, prepaid expenses, debt issuance costs, notes receivable, other receivables and other tangible fixed assets.

        Inventory consists primarily of engine and airframe parts we sell through our subsidiary, AeroTurbine. Inventory is valued at the lower of cost or market value. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated basis for engines and aircraft purchased for disassembly and for bulk purchases. Costs are allocated using the relationship of the cost of

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

the engine, aircraft, or bulk inventory purchase to the estimated retail sales value at the time of purchase. At the time of sale this ratio is applied to the sales price of each individual part to determine its cost. We periodically evaluate this ratio and, if necessary, update sales estimates and make adjustments to this ratio. Generally, inventory that is held for more than four years is considered excess inventory and its carrying value is reduced to zero.

        Notes receivable represent amounts advanced in the normal course of our operations and also arise from the restructuring and deferral of trade receivables from lessees experiencing financial difficulties. Allowances are made for doubtful accounts where there is a significant risk of non-recovery of the note receivable. The assessment of the risk of non-recovery where lessees are experiencing financial difficulties is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of the debtor and the economic conditions persisting in the debtor's operating environment.

        Other tangible fixed assets consist of computer equipment, motor vehicles and office furniture and are valued at acquisition cost and depreciated at various rates between 16 percent to 33 percent per annum over the assets' useful lives using the straight-line method.

        Accrued maintenance liability:    In substantially all of our aircraft leases, the lessee is responsible for maintenance and repairs of our flight equipment and related expenses during the term of the lease. In some instances, we may incur maintenance and repair expenses for our aircraft. Maintenance and repair expenses are included in Leasing expenses on our Condensed, Consolidated Statements of Operations, to the extent such expenses are incurred by us. In many operating and finance lease contracts, the lessee has the obligation to make a periodic payment of supplemental maintenance rents which is calculated with reference to the utilization of the airframe, engines and other major life-limited components during the lease. We record as revenue all supplemental maintenance rent receipts not expected to be reimbursed to lessees. We estimate the total amount of maintenance reimbursements for the entire lease and only record revenue after we have received enough maintenance rents under a particular lease to cover the total amount of estimated maintenance reimbursements during the remaining lease term. In these leases, upon lessee presentation of invoices evidencing the completion of qualifying maintenance on the aircraft, we make a payment to the lessee to compensate for the cost of the maintenance, up to the maximum of the supplemental maintenance rent payments made with respect to the lease contract.

        In most lease contracts not requiring the payment of supplemental maintenance rents, the lessee is generally required to re-deliver the aircraft in a similar maintenance condition (normal wear and tear excepted) as when accepted under the lease, with reference to major life-limited components of the aircraft. To the extent that such components are redelivered in a different condition than at acceptance, there is generally EOL cash compensation for the difference at redelivery. We recognize receipts of EOL cash compensation as Lease revenue when received to the extent those payments exceed the EOL contract maintenance rights intangible asset, and payments of EOL compensation as Leasing expenses when paid to the extent those payments exceed EOL contract maintenance rights intangible liabilities.

        In addition, we may be obligated to make additional payments to the lessee for maintenance related expenses (lessor maintenance contributions) primarily related to usage of major life-limited components occurring prior to entering into the lease. For lease contracts completed subsequent to the AerCap

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Transaction, we account for planned major maintenance activities such as lessor contributions based on the expense as incurred method. We record a charge to leasing expenses at the time of the occurrence of a lessor contribution. Where we have established an accrual as an assumed liability for such payment in connection with the purchase of an aircraft with a lease attached, such payments are charged against the existing accrual.

        For all of our MR contracts, any amounts of accrued maintenance liability existing at the end of a lease are released and recognized as lease revenue at lease termination. When flight equipment is sold, the portion of the accrued maintenance liability which is not specifically assigned to the buyer is released from the balance sheet, net of any maintenance rights intangible asset balance, and recognized as net gain on sale of assets as part of the sale of the flight equipment.

        For all contracts outstanding at the Closing Date, we determined the fair value of our maintenance liability, including lessor contributions, based on the present value of the expected cash outflows. We accrete these discounted amounts to their respective nominal values, to the expected maintenance event dates, using the effective interest method, recognizing an increase to Interest expense.

        Debt and Deferred Debt Issue Costs:    Long-term debt is carried at the principal amount borrowed, including unamortized discounts and premiums, where applicable, and fair value adjustments. The fair value adjustments reflect the application of the acquisition method of accounting to the debt outstanding on the Closing Date. We amortize the amount of discount or premium and fair value adjustments over the period the debt is outstanding using the effective interest method. The costs we incur for issuing debt are capitalized and amortized as an increase to Interest expense over the life of the debt using the effective interest method.

        Lessee Security Deposits:    On the Closing Date, we discounted our lessee security deposits to their respective present values. We accrete these discounted amounts to their respective nominal values, over the period we expect to refund the security deposits to each lessee, using the effective interest method, recognizing an increase to Interest expense.

        Revenue recognition:    We lease flight equipment principally under operating leases and recognize rental income ratably over the life of the lease as it is earned. At lease inception, we review all necessary criteria to determine proper lease classification. Our lease contracts normally include default covenants, which generally obligate the lessee to pay us damages to put us in the position we would have been in had the lessee performed under the lease in full. There are no additional payments required which would increase the minimum lease payments. We account for lease agreements that include step rent clauses on a straight-line basis. Lease agreements for which base rent is based on floating interest rates are included in minimum lease payments based on the floating interest rate existing at the inception of the lease; any increases or decreases in lease payments that result from subsequent changes in the floating interest rate are contingent rentals and are recorded as increases or decreases in lease revenue in the period of the interest rate change. In certain cases, leases provide for rentals based on usage. The usage may be calculated based on hourly usage or on the number of cycles operated, depending on the lease contract. We cease revenue recognition on a lease contract when the collectability of such rentals is no longer reasonably assured. For past-due rentals that exceed related security deposits held, which have been

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

recognized as revenue, provisions are established on the basis of management's assessment of collectability. Such provisions are recorded in Selling, general and administrative expenses on the Condensed, Consolidated Statements of Operations.

        Most of our lease contracts require payment in advance. Rentals received, but unearned under these lease agreements are recorded as deferred revenue on the balance sheet.

        Net gain (loss) on sale of assets originate primarily from the sale of aircraft and engines and are recognized when the delivery of the relevant asset is complete and the risk of loss has transferred to the buyer.

        Revenues from Net investment in finance and sales-type leases are recognized using the interest method to produce a level yield over the life of the lease. Expected unguaranteed residual values of leased flight equipment are based on our assessment and independent appraisals of the values of the leased flight equipment at expiration of the lease terms.

        Revenue from secured loans, notes receivables and other interest bearing instruments is recognized using the effective yield method as interest accrues under the associated contracts. Revenue from lease management fees is recognized as income as it accrues over the life of the contract. Revenue from the receipt of lease termination penalties is recorded at the time cash is received or when the lease is terminated, if collection is reasonably assured. Other revenue includes any net gains we generate from the sale of aircraft related investments, such as our subordinated interests in securitization vehicles and notes, warrants or convertible securities issued by our lessees, which we receive from lessees as compensation for amounts owed to us in connection with lease restructurings.

        Share-based compensation:    Prior to the AerCap Transaction, certain of our employees participated in various AIG share-based compensation plans, and the associated expense reflects costs allocated to us by AIG. Subsequent to the AerCap Transaction, certain employees received AerCap share-based awards, consisting of restricted share units and restricted shares. The amount of such expense is determined by reference to the fair value of the restricted share units or restricted shares on the grant date. The share-based compensation expense is recognized over the vesting period using the straight-line method. See Note 15—Employee Benefit Plans and Share-Based and Other Compensation Plans.

        Foreign currencies:    Foreign currency transactions are translated into U.S. dollars at the exchange rate prevailing at the time the transaction took place. Receivables or payables arising from such foreign currency transactions are remeasured into U.S. dollars at the exchange rate on each subsequent balance sheet date. All resulting exchange gains and losses are recorded in Selling, general and administrative expenses on the Condensed, Consolidated Statements of Operations.

        Variable interest entities:    We consolidate VIEs in which we have determined that we are the PB. We use judgment when determining (i) whether an entity is a VIE; (ii) who are the variable interest holders; (iii) the elements and degree of control that each variable interest holder has; and (iv) ultimately which party is the PB. When determining which party is the PB, we perform an analysis which considers (i) the design of the VIE; (ii) the capital structure of the VIE; (iii) the contractual relationships between the variable interest holders; (iv) the nature of the entities' operations; and (v) the purposes and interests of all

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September 30, 2014

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

parties involved, including related parties. While we consider these factors, our conclusion about whether to consolidate ultimately depends on the breadth of our decision-making ability and our ability to influence activities that significantly affect the economic performance of the VIE. We continually re-evaluate whether we are the PB for VIEs in which we hold a variable interest.

        Income Taxes:    We recognize an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

        Deferred tax assets and liabilities:    We report deferred taxes resulting from the temporary differences between the book values and the tax values of assets and liabilities using the liability method. The differences are calculated at nominal value using the enacted tax rate applicable at the time the temporary difference is expected to reverse. Deferred tax assets attributable to unutilized losses carried forward or other timing differences are reduced by a valuation allowance if it is more likely than not that such losses will not be utilized to offset future taxable income.

Significant Accounting Policies of the Predecessor

        For a discussion of the significant accounting policies of the Predecessor, see "Note B—Summary of Significant Accounting Policies", in Part IV, Item 8 of our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013.

Recent Accounting Guidance

Accounting Standards Adopted during 2014:

  Presentation of Unrecognized Tax Benefits

        In July 2013, the FASB issued an accounting standard that requires a liability related to unrecognized tax benefits to be presented as a reduction to the related deferred tax asset for a net operating loss carryforward or a tax credit carryforward (the "Carryforwards"). When the Carryforwards are not available at the reporting date under the tax law of the jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit will be presented in the financial statements as a liability and will not be combined with the related deferred tax assets. This standard is effective for fiscal years and interim periods beginning after December 15, 2013. Upon adoption, the standard must be applied prospectively to unrecognized tax benefits that exist at the effective date. Predecessor adopted the standard prospectively on January 1, 2014 and reclassed Current income taxes and other tax liabilities of $127.4 million to Deferred income taxes as a result of the adoption.

Future Application of Accounting Guidance:

  Reporting Discontinued Operations

        In April 2014, the FASB issued an accounting standard that changes the requirements for presenting a component or group of components of an entity as a discontinued operation and requires new disclosures.

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Under the standard, the disposal of a component or group of components of an entity should be reported as a discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. Disposals of equity method investments, or those reported as held-for-sale, will be eligible for presentation as a discontinued operation if they meet the new definition. The standard also requires entities to provide specified disclosures about a disposal of an individually significant component of an entity that does not qualify for discounted operations presentation.

        The standard is effective prospectively for all disposals of components (or classification of components as held for sale) of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications of components as held for sale) that have not been reported in financial statements previously issued. We plan to adopt the standard on its required effective date of January 1, 2015 and do not expect the adoption of the standard to have a material effect on our consolidated financial condition, results of operations or cash flows.

  Revenue from Contracts with Customers

        In May 2014, the FASB issued an accounting standard that provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard will require an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied.

        This standard will be effective for the fiscal year beginning after December 1, 2016 and subsequent interim periods. We have the option to apply the provisions of the standard either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of applying this standard recognized at the date of initial application. Early adoption is not permitted. We plan to adopt the standard on its required effective date of January 1, 2017. We are evaluating the effect the adoption of the standard will have on our consolidated financial statements.

  Disclosure of Going Concern Uncertainties

        In August 2014, the FASB issued an accounting standard that requires management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. Earlier adoption is permitted. We plan to adopt the standard on its required effective date of January 1, 2017 and do not expect the adoption of the standard to have a material effect on our consolidated financial condition, results of operations or cash flows.

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September 30, 2014

(Unaudited)

3. AerCap Transaction

        On May 14, 2014, AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, completed the purchase of 100 percent of ILFC's common stock from AIG. The total consideration paid to AIG on the Closing Date consisted of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares. Prior to the consummation of the AerCap Transaction, ILFC paid a special distribution to AIG in the amount of $600.0 million. The total consideration paid to AIG, excluding the special distribution of $600.0 million paid by ILFC to AIG on May 13, 2014, had a value of approximately $7.0 billion based on AerCap's closing price per share of $46.59 on May 14, 2014. On the Closing Date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a wholly-owned subsidiary of AerCap, and AerCap Trust assumed substantially all of the liabilities of ILFC.

        In connection with the AerCap Transaction, AerCap Trust and AerCap Ireland Capital Limited, issued $2.6 billion aggregate principal amount of senior notes (the "Acquisition Notes"), consisting of three tranches of varying tenor in a private placement, and of which $2.4 billion was used to satisfy the cash consideration of the AerCap Transaction. The Acquisition Notes are fully and unconditionally guaranteed on a senior unsecured basis by AerCap and certain of its subsidiaries, including ILFC. Of the remaining $200 million, approximately $41 million was used for expenses related to the AerCap Transaction and $159 million will be used for general corporate purposes. Additionally, in December 2013, AIG entered into a credit agreement for a senior unsecured revolving credit facility between AerCap Ireland Capital Limited, as borrower, and AIG, as lender and administrative agent. The revolving credit facility provides for an aggregate commitment of $1.0 billion and may be used for AerCap's general corporate purposes. AerCap Trust and ILFC are unconditional guarantors of the facility.

        On May 13, 2014 ILFC had $22.7 billion of indebtedness outstanding, primarily consisting of senior unsecured bonds, senior secured notes, export credit facilities, institutional secured term loans and commercial bank debt. In connection with the Reorganization described in Note 1—Basis of Preparation, under the amendments to ILFC debt agreements for certain of the ILFC financing arrangements, AerCap Trust assumed these obligations, and AerCap and certain subsidiaries of AerCap guaranteed these obligations. In addition, AerCap Trust, by the terms of the indentures governing ILFC's secured and unsecured bonds, became the successor obligor of the unsecured bonds issued under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. ILFC also agreed to continue to be an obligor under the indentures.

        Upon the closing of the sale, AIG owns approximately 46 percent of AerCap. The AIG shares are subject to a lockup period which will expire in stages over a nine to 15 month period after the Closing Date. AIG has entered into agreements with AerCap regarding voting restrictions, standstill provisions and certain registration rights.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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(Unaudited)

3. AerCap Transaction (Continued)

        The consideration transferred to effect the AerCap Transaction consisted of the following:

	(In thousands except share and per share amounts)
Cash consideration	$2,400,000	(a)
97,560,976 AerCap common shares issued multiplied by AerCap closing share price per share of $46.59 on May 14, 2014	4,545,366
Stock compensation	12,275

Consideration transferred	$6,957,641

(a)
Excludes the $600.0 million special distribution paid by ILFC to AIG prior to the Closing Date.

        The following is a summary of the preliminary allocation of the purchase price to the preliminary fair values of the identifiable assets acquired, the liabilities assumed and non-controlling interest at the Closing Date. During the three months ended September 30, 2014, we adjusted the preliminary fair values assigned to certain assets and liabilities to reflect additional information obtained since the Closing Date. The opening balance sheet has been adjusted to reflect these changes, the most significant of which included increases to Trade receivables and Accrued maintenance liabilities. Additional adjustments to the preliminary values of assets and liabilities recognized in the AerCap Transaction may occur as the allocation of the consideration is finalized during the measurement period of one year post closing. The primary areas that are not yet finalized are related to flight equipment held for operating lease, the maintenance related assets and liabilities, the forward order book and income taxes.

Closing Date Estimated Fair Value
(Dollars in thousands)
Cash and cash equivalents, including restricted cash(a)	$2,958,809
Flight equipment held for operating leases, net	23,990,991
Prepayments on flight equipment	3,166,788
Maintenance rights intangible and lease premium(b)(c)	4,262,591
Other intangibles(d)	440,093
Accrued maintenance liability	(2,704,074)
Debt	(24,339,842)
Other assets and liabilities	(761,039)
Non-controlling interest	(77,047)

Estimate of fair value of net assets acquired	$6,937,270
Consideration transferred	6,957,641

Estimate of goodwill	$20,371

(a)
Includes $2,207 million of Cash and cash equivalents.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

(b)
For a discussion of the maintenance rights intangible, see Note 2—Summary of Significant Accounting Policies. The weighted average amortization period for lease premium is six years.

(c)
Includes $4,156 million maintenance rights intangible, and the remaining amount relates to lease premium.

(d)
The weighted average amortization period for Other intangibles is approximately 16 years.

        AerCap Trust reported Transaction and integration related expenses related to the AerCap Transaction of $50.4 million for the period beginning February 5, 2014 and ending September 30, 2014. Those expenses are included in the Successor's Condensed, Consolidated Statements of Operations and consist primarily of severance and other compensation expenses.

        The acquired business contributed Total revenues and other income of $1,569.4 million and Net income of $441.1 million to AerCap Trust for the period beginning February 5, 2014 and ending September 30, 2014.

        The following unaudited pro forma summary presents consolidated information of AerCap Trust as if the business combination had occurred on January 1, 2013:

	Pro Forma Three Months Ended September 30, 2014	Pro Forma Three Months Ended September 30, 2013
	(Dollars in thousands)
Total revenue and other income	$1,027,527	$1,103,067
Net income (loss)	208,653	(639,663)

	Pro Forma Nine Months Ended September 30, 2014	Pro Forma Nine Months Ended September 30, 2013
	(Dollars in thousands)
Total revenue and other income	$3,190,292	$3,254,071
Net income (loss)	514,479	(508,224)

        The most significant pro forma adjustments were to reflect the (net of tax) impact of: (i) the amortization of intangible lease premium component as an adjustment to revenue; (ii) the expensing of the maintenance rights intangible component, which occurs when the lease ends for EOL contracts or upon a lessee performing an overhaul on our aircraft for MR contracts. The related pro forma adjustment for the three and nine months ended was based on the pro-rata estimated annual charge in the first full year after the acquisition; (iii) the depreciation and amortization expenses related to the fair value adjustments to aircraft and intangibles; (iv) the interest expense on the existing debt taking into account the fair value adjustment to the debt as of the Closing Date; (v) the interest expense related to the acquisition financing, as if the financing occurred as of January 1, 2013; (vi) other interest expense adjustments relating to the maintenance and security deposit liabilities as well as the prepayments on flight equipment; and (vii) non-recurring transaction and integration related expenses, as if they had been incurred as of January 1, 2013 instead of 2014.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

        The above unaudited pro forma financial information is for informational purposes only and may not necessarily reflect the actual results of operations had the AerCap Transaction been consummated on January 1, 2013. The pro forma information did not adjust for gain from sales, impairment charges and loss from early extinguishment of debt. These pro forma amounts are not designed to represent the future expected financial results of either AerCap Trust or AerCap.

Application of the Acquisition Method of Accounting:

        We applied the acquisition method of accounting and measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at the acquisition date fair value.

        The fair values of the assets acquired and liabilities assumed were determined using the market and income approaches. The fair value measurements were primarily based on significant inputs that are not observable in the market, other than certain debt financing arrangements assumed in the AerCap Transaction. Each major asset acquired and liability assumed is discussed separately below:

        Flight equipment:    We determined the fair value of our Flight equipment as of the Closing Date using an income approach based on the present value of the expected future cash flows. We measured the fair value of our Flight equipment as if unencumbered by any existing contractual lease terms and based on the estimated physical maintenance condition as of the Closing Date. The expected cash flows were estimated using current market lease rates for the remainder of the terms of the existing leases and future market lease rates for additional leases and an estimated residual value based on the aircraft type, age, and airframe and engine configuration of the aircraft. The aggregate cash flows were then discounted to present value. The discount rates were based on the type and age of aircraft (including the remaining useful life of the aircraft), and incorporated market participant assumptions regarding the likely debt and equity financing components and the required returns of those financing components.

        Forward order book:    The fair value of the forward order book, which is included in Prepayments on flight equipment on the Successor's Condensed, Consolidated Balance Sheet, was estimated based on the present value of the cash flows expected to be generated by the asset. Under this approach, fair value was determined by discounting the difference between the estimated fair value, as indicated by aircraft appraiser forward base values, and the contractual purchase prices for each forward order aircraft, at the respective future delivery dates. The difference was discounted at a required market rate of return that reflects the relative risk of achieving the asset's expected cash flows and the time value of money.

        Maintenance rights intangible asset components of in-place leases and lease premium:    The fair value of the maintenance rights intangible asset component associated with EOL contracts was determined based on the present value of the expected cash flows, measured as the difference between the aircraft physical maintenance condition at the Closing Date and the specified contractual return condition at the end of the respective lease term adjusted for the credit risk of the lessee. The fair value of the maintenance rights intangible asset component associated with MR contracts was determined based on the present value of reimbursements to lessees for maintenance events relating to pre-acquisition usage expected during the remaining post-acquisition lease term. The expected cash flows of the EOL contracts and MR contracts

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

are discounted at a required market rate of return that reflects the relative risk of achieving the expected cash flows of the asset and the time value of money.

        The fair value of the lease premium was determined based on the present value of the expected cash flows calculated as the difference between the contractual lease payments, adjusted for the credit risk of the lessee, and the lease payments that the aircraft could generate over the remaining lease term based on current market rates.

        Other intangible assets:    Primarily includes customer relationship intangible assets and other intangible assets. The fair value of the customer relationship intangible asset was determined using the excess earnings method. This method measures the value of an intangible asset by calculating the residual profit after subtracting the appropriate returns for all other complementary assets that benefit the business.

        Accrued maintenance liabilities:    Under our aircraft leases, the lessee is generally responsible for all operating expenses during the term of the lease, as well as for normal maintenance and repairs and major aircraft component maintenance events. Under the provisions of many of our leases, the lessee is required to make payments of supplemental maintenance rentals based on hours or cycles of utilization. If a lessee pays supplemental maintenance rentals, we are generally obligated to reimburse the lessee for costs they incur for certain qualified maintenance events. In connection with a lease of a used aircraft, we generally agree to contribute to certain maintenance events that the lessee incurs during the lease term (Lessor Contributions).

        We determined the fair value of our maintenance liability relating to pre-acquisition usage based on the present value of expected cash outflows during the remaining lease term consisting of (i) expected reimbursements of maintenance deposits at the time of the forecasted maintenance event; and (ii) expected Lessor Contributions at time of the forecasted maintenance event. These two cash flows were discounted to their respective present values using a market rate of return that reflects the relative risk of the cash flows and the time value of money.

        Debt:    The fair value of debt is estimated using quoted market prices where available. The fair value of certain debt without quoted market prices is estimated using discounted cash flow analyses based on current market prices for similar type debt instruments.

        Non-controlling interests ("NCI"):    NCI include the Market Auction Preferred Stock ("MAPS") securities issued by ILFC. The MAPS are not convertible, and have a liquidation value of $100,000 per share, with 500 shares issued and outstanding for each of the MAPS Series A and B securities. The dividend rate, other than the initial rate, for each dividend period for each series is to be reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. At September 30, 2014, the dividend rate for Series A MAPS was 0.305% and the dividend rate for Series B MAPS was 0.278%. MAPS fair values were estimated using discounted cash flow analysis based on estimated market yield for similar instruments.

        Income taxes:    AerCap and AIG will make an election under Section 338(h)(10) of the IRS code, which will result in the acquisition being treated as a sale of the assets of ILFC and its subsidiaries for U.S.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

federal and state income tax purposes, except for our wholly-owned subsidiary, AeroTurbine, which will be treated as a taxable stock purchase. As a result of this election, the tax adjusted purchase price was allocated to our net assets which changed the tax basis used to derive the deferred tax assets and liabilities. After the transaction related adjustments were recorded (but prior to the Reorganization), we had a net deferred tax liability of $5.0 million compared to the Predecessor's net deferred tax liability of $4.1 billion immediately preceding the transaction. Immediately after consummation of the AerCap Transaction, the plan of Reorganization was executed and ILFC immediately began transferring its assets and liabilities to AerCap Trust, the majority of whose earnings are subject to Irish tax. We transferred a mix of assets and liabilities with various book tax basis differences to Ireland from May 14, 2014 to September 30, 2014. As a result of these transfers, our current tax payable was $39.1 million at September 30, 2014, with an offsetting deferred tax asset of $66.4 million, which partially related to the assets and liabilities still remaining in the United States. In addition, we had a deferred tax liability of $123.4 million at September 30, 2014. The current taxes payable amount is presented within Accrued expenses, accounts payable and other liabilities on the September 30, 2014 Condensed, Consolidated Balance Sheet. The U.S. federal and state tax liabilities for tax years prior to the Closing date, including the assumed liabilities related to unrecognized tax benefits, remain with AIG.

4. Income Taxes

        The Successor's effective tax rate for the three months ended September 30, 2014 and the period beginning February 5, 2014 and ending September 30, 2014, were 16.3% and 18.0%, respectively. The Successor's effective tax rate is lower than the Predecessor's primarily due to the effect of the Reorganization, where certain of our earnings are now being taxed at the lower Irish income tax rate. See Note 3—AerCap Transaction for further information on the implications of the AerCap Transaction. The Predecessor's effective tax rate for the period beginning January 1, 2014 and ending May 13, 2014 decreased to 35.0% as compared to 36.2% for the nine months ended September 30, 2013. The effective tax rate for the period beginning January 1, 2014 and ending May 13, 2014 was impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Our effective tax rate for the nine months ended September 30, 2013 was impacted by a $7.5 million interest refund allocation from AIG related to IRS audit adjustments, which had a beneficial impact on our effective tax rate and was discretely recorded for the nine months ended September 30, 2013.

5. Restricted Cash

        The restricted cash balance was $402.1 million and $464.8 million at September 30, 2014 and December 31, 2013, respectively, and primarily related to our ECA facility agreement entered into in 2004 and our Ex-Im financings. See Note 13—Debt Financing.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

6. Related Party Transactions

        Related Parties:    As described in Note 1—Basis of Preparation, prior to May 14, 2014 ILFC was an indirect wholly-owned subsidiary of AIG. On May 14, 2014, AIG sold ILFC to AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap. On the Closing Date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a legal entity formed on February 5, 2014, and AerCap Trust assumed substantially all of the liabilities of ILFC. The purchase price consideration paid for ILFC included 97,560,976 shares of AerCap common stock. As a result, AIG holds a significant ownership interest in AerCap subsequent to the sale of ILFC. Consequently, AIG and its subsidiaries are considered related parties both before and after the Closing Date. AerCap and its consolidated subsidiaries, including AerCap Ireland Limited, and AerCap Ireland Capital Limited are related parties after the Closing Date.

        Related Party Allocations and Fees:    Prior to May 14, 2014, we were party to cost sharing agreements, including with respect to tax, with AIG. Generally, these agreements provided for the allocation of corporate costs based upon a proportional allocation of costs to all subsidiaries. Previously, we also paid other subsidiaries of AIG a fee related to management services provided for certain of our foreign subsidiaries and we continue to earn management fees from two trusts consolidated by AIG for the management of aircraft we sold to the trusts in prior years, (the "Castle Trusts"). For all Predecessor periods, ILFC was included in the consolidated federal income tax return of AIG as well as certain state tax returns, where AIG files on a combined/unitary basis. Tax related settlements with AIG were determined in accordance with our tax sharing agreements up to the Closing Date. Prior to the Closing Date, under the agreement AIG has entered into with AerCap, net tax payments under our tax sharing agreement with AIG were temporarily suspended, and our tax sharing agreement with AIG was terminated upon consummation of the AerCap Transaction. Our U.S federal and state tax liabilities for tax years prior to May 14, 2014, including our liability related to unrecognized tax benefits, remain with AIG.

        Dividends and Capital Contribution:    On May 13, 2014, ILFC paid a special distribution of $600 million to AIG, which ILFC was required to pay prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. The special distribution was recorded in Retained earnings as a dividend. During the period beginning January 1, 2014 and ending May 13, 2014, Retained earnings increased by $9.6 million for a receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement. In addition, Retained earnings decreased by $5.3 million, net of tax of $2.9 million, for a non-cash dividend representing the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG, and by an additional $1.4 million recorded as a cash dividend, for a fee ILFC paid on behalf of AIG to satisfy a statutory law requirement.

        Expenses Paid by AIG on Our Behalf:    AIG did not pay any expenses on our behalf in either period in 2014. We recorded $10.1 million in the Predecessor's Paid-in capital for the year ended December 31, 2013 for compensation, legal fees and other expenses paid by AIG on our behalf for which we were not required to reimburse.

        Derivatives and Insurance Premiums:    The counterparty of all of our interest rate swap agreements as of September 30, 2014, was AIG Markets, Inc., a wholly-owned subsidiary of AIG, and these swap agreements are guaranteed by AIG. See Note 18—Fair Value Measurements and Note 19—Derivative

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

6. Related Party Transactions (Continued)

Financial Instruments. In addition, we purchase insurance through a broker who may place part of our policies with AIG. Total insurance premiums were $2.3 million, $2.2 million and $6.2 million for the period beginning February 5, 2014 and ending September 30, 2014, the period beginning January 1, 2014 and ending May 13, 2014, and the nine months ended September 30, 2013, respectively.

        Transactions with AerCap:    We had a net receivable from AerCap of $1,214.9 million at September 30, 2014 relating to operational activities of group entities including, but not limited to, the issuance and payoff of third-party debt, the purchase and transfer of aircraft, management fees allocated by AerCap and other cash transfers in the ordinary course of business.

        Aircraft Leased to AerCap Ireland Limited:    Some of our aircraft are on lease to AerCap Ireland Limited, which leases the aircraft to airlines. We recorded commission to AerCap Ireland Limited of $0.3 million for the three months ended September 30, 2014, and the period beginning February 5, 2014 and ending September 30, 2014, related to those leases.

        Our financial statements include the following amounts involving related parties:

	Successor	Predecessor
Income Statement	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Expense (income):
Interest revenue on Receivable from AerCap	$(13,638)	$—
Allocated corporate costs from AerCap	5,500	—
Effect from derivative contracts with AIG Markets, Inc.(a)	(1,959)	294
Interest on derivative contracts with AIG Markets, Inc.	1,969	2,844
Corporate costs from AIG, including allocations	—	11,538
Interest on time deposit account with AIG Markets(b)	—	(775)
Management fees received from Castle Trusts	(1,786)	(2,261)
Lease commission to AerCap Ireland Limited	271	—

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

6. Related Party Transactions (Continued)

	Successor	Predecessor
Income Statement	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Expense (income):
Interest revenue on Receivable from AerCap	$(13,638)	$—	$—
Allocated corporate costs from AerCap	10,000	—	—
Effect from derivative contracts with AIG Markets, Inc.(a)	(3,484)	428	889
Interest on derivative contracts with AIG Markets, Inc.	3,491	2,844	9,547
Corporate costs from AIG, including allocations	—	4,504	27,636
Interest on time deposit account with AIG Markets(b)	—	(528)	(2,400)
Management fees received from Castle Trusts	(3,061)	(2,497)	(6,444)
Management fees paid to subsidiaries of AIG	—	—	126
Lease commission to AerCap Ireland Limited	271	—	—

	Successor	Predecessor
Balance Sheet	September 30, 2014	December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Asset (liability):
Receivable from AerCap, net	$1,214,882	$—
Time deposit account with AIG Markets(b)	—	606,249
Derivative liabilities(a)	(2,091)	(8,348)
Current income taxes and other tax liabilities to AIG(c)	—	(316,293)
Accrued pension liability under AIG plan(d)	—	(22,881)
Corporate costs payable to AIG and amounts owed to AIG subsidiaries	—	(783)
Equity increase (decrease):
AIG common stock transferred to AIG(e)	—	(924)
Expenses paid by AIG on our behalf	—	10,053

(a)
See Note 19—Derivative Financial Instruments.

(b)
We had a 30-day interest bearing time deposit account with AIG Markets, Inc., which was terminated in connection with the AerCap Transaction.

(c)
We paid approximately $0.1 million during the period beginning January 1, 2014 and ending May 13, 2014, and approximately $0.4 million during the year ended December 31, 2013 to AIG for ILFC tax liability.

(d)
Subsequent to the AerCap Transaction, we settled the AIG Non-Qualified Retirement Income Plan liability. See Note 15—Employee Benefit Plans and Share-Based and Other Compensation Plans.

(e)
Represents forfeited AIG share-based awards under our deferred compensation plan, which were transferred as a dividend to AIG.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

7. Other Income

        Other income was comprised of the following at the respective dates:

	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine
Engines, airframes, parts and supplies revenue	$79,861	$78,955
Cost of goods sold	(66,854)	(70,022)

Gross profit	13,007	8,933
Management fees, interest and other	18,647	14,234

	$31,654	$23,167

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine
Engines, airframes, parts and supplies revenue	$172,138	$123,695	$233,974
Cost of goods sold	(144,195)	(102,566)	(201,097)

Gross profit	27,943	21,129	32,877
Management fees, interest and other	21,537	23,024	62,202

	$49,480	$44,153	$95,079

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

8. Selling, General and Administrative Expenses

        Selling, general and administrative expenses were comprised of the following at the respective dates:

	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Personnel expenses	$33,612	$34,573
Travel expenses	3,092	3,168
Professional services	3,745	22,189
Office expenses	6,640	5,669
Other expenses	10,129	10,942

	$57,218	$76,541

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Personnel expenses	$50,641	$95,855	$127,867
Travel expenses	5,239	5,292	9,714
Professional services	6,338	20,357	50,120
Office expenses	10,224	8,878	15,486
Other expenses	15,813	23,508	36,950

	$88,255	$153,890	$240,137

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

9. Flight Equipment Held for Operating Leases

        As of September 30, 2014, we owned 893 aircraft. Movements in flight equipment held for operating leases during the periods presented were as follows:

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Year Ended December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Net book value at beginning of period	$—	$32,453,037	$34,468,309
AerCap Transaction	23,990,991	—	—
Additions	728,062	596,939	2,094,171
Depreciation	(548,080)	(666,134)	(1,850,303)
Impairment	(1,871)	(28,630) (a)	(1,378,434) (a)
Disposals	(563,031)	(132,936)	(287,932)
Transfers to Net investment in finance and sales-type leases/Inventory	(86,343)	(116,276)	(592,774)

Net book value at end of period	$23,519,728	$32,106,000	$32,453,037

Accumulated depreciation at September 30, 2014, May 13, 2014, December 31, 2013, respectively	$542,203	$14,692,388	$14,121,522

(a)
Excludes impairments of $20,617 and $22,966 recorded on certain lease related assets for the period beginning January 1, 2014 and ending May 13, 2014 and the year ended December 31, 2013, respectively.

10. Asset Impairment

        Management evaluates quarterly the need to perform a recoverability assessment of held for use aircraft considering the requirements under GAAP and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable. Some of these events or changes in circumstances may include potential disposals of aircraft (sales or part-outs), changes in contracted lease terms, changes in the lease status of an aircraft (leased, re-leased, or not subject to lease), repossessions of aircraft, changes in portfolio strategies, changes in demand for a particular aircraft type and changes in economic and market circumstances. Economic and market circumstances include the risk factors affecting the airline industry. Any of these events would be considered when it occurs before the financial statements are issued, including lessee bankruptcies occurring subsequent to the balance sheet date.

        We periodically dispose of aircraft from our fleet held for use prior to the conclusion of their economic useful life through either a sale or part-out. As part of the recoverability assessment of our fleet, management assesses potential transactions and the likelihood that each individual aircraft will continue to be held for use as part of our leased fleet or if the aircraft will be disposed of through either a sale or part-out. If management determines that it is more likely than not that an aircraft will be disposed of

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

10. Asset Impairment (Continued)

through either a sale or part-out as a result of a potential transaction, a recoverability assessment is performed by comparing the carrying amount of the aircraft to the estimated future undiscounted cash flows expected to be generated by the aircraft. If the future undiscounted cash flows are less than the aircraft carrying amount, the aircraft is impaired and is re-measured to fair value in accordance with our Fair Value Policy. See Note 18—Fair Value Measurements. The difference between the fair value and the carrying amount of the aircraft is recognized as an impairment loss or fair value adjustment in our Condensed, Consolidated Statements of Operations. Further, if the aircraft meets the criteria to be classified as Flight equipment held for sale, we will reclassify the aircraft from Flight equipment into Flight equipment held for sale (subsequent to recording any necessary impairment charges or fair value adjustments).

        Successor recorded impairments of $1.6 million for the three months ended September 30, 2014, related to two engines and one airframe, and $1.9 million for the period beginning February 5, 2014 and ending September 30, 2014, related to three engines and one airframe, each of which were parted-out subsequent to the AerCap Transaction.

        In connection with the recoverability assessment in the third quarter of 2013, Predecessor concluded that the net book values of certain four-engine widebody aircraft in its fleet were no longer supportable based upon the latest cash flow estimates because the estimated holding periods were not likely to be as long as previously anticipated. The increasing number of aircraft operators looking to completely or partially replace their Airbus A340s and Boeing 747s was expected to increase the available supply of these aircraft types and diminish future lease placement opportunities. Sustained high fuel prices, the introduction of more fuel-efficient aircraft, and the success of competing aircraft models have resulted in a shrinking operator base for these aircraft types. Approximately $1.0 billion of the impairment charges on flight equipment held for use recorded during the three and nine months ended September 30, 2013 resulted from this recoverability assessment and is included in the table below.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

10. Asset Impairment (Continued)

        The following table reflects total impairment charges and fair value adjustments on flight equipment for the respective Predecessor periods:

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014				Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on flight equipment held for use	—		$—		36	$1,104.6		40		$1,139.8
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		21.2		3	8.5		18		87.3	(a)
Impairment charges on aircraft intended to be or designated for part-out	9	(b)	28.0	(c)	6	49.0	(d)	19	(e)	97.8	(c)

Total impairment charges and fair value adjustments on flight equipment	12		$49.2		45	$1,162.1		77		$1,324.9

(a)
Includes charges relating to 11 aircraft that met the criteria to be classified as Flight equipment held for sale, and were reclassified into Flight equipment held for sale. During the nine months ended September 30, 2013, 10 of these aircraft were sold to a third party.

(b)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014.

(c)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014, and six engines for the nine months ended September 30, 2013.

(d)
Includes charges relating to two engines for the three months ended September 30, 2013.

(e)
One of the 19 aircraft was impaired twice during the nine months ended September 30, 2013.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

11. Other Assets

        Other assets for the Successor were comprised of the following at September 30, 2014:

Successor
September 30, 2014
(Dollars in thousands)
AeroTurbine inventory	$226,960
Other receivables	121,420
Notes receivable(a)	67,257
Prepaid expenses and other	51,414
Debt issuance costs(b)	46,758
Other assets	18,609

$532,418

(a)
Notes receivable are primarily from aircraft financing activities and include both variable and fixed interest rates with a weighted average interest rate of approximately 7.0%. During the period beginning February 5, 2014 and ending September 30, 2014, we did not have any activity in our allowance for credit losses on notes receivable.

(b)
Debt issuance costs for the Predecessor were presented separately on the December 31, 2013, Condensed, Consolidated Balance Sheet as Deferred debt issue costs.

        Lease receivables and other assets for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
December 31, 2013
(Dollars in thousands)
AeroTurbine Inventory	$257,676
Lease receivables	229,354
Straight-line rents and other assets	199,591
Lease incentive costs, net of amortization	183,220
Goodwill and other intangible assets	46,076
Notes and trade receivables, net of allowance(a)	18,146

$934,063

(a)
Notes receivable were primarily from the sale of flight equipment and were fixed with varying interest rates from 2.0% to 10.5%.

        During the period beginning January 1, 2014 and ending May 13, 2014 and the year ended December 31, 2013, we did not have any activity in our allowance for credit losses on notes receivable.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

12. Accrued Expenses, Accounts Payable and Other Liabilities

        Accrued expenses, accounts payable and other liabilities for the Successor and Accrued interest and other payables for the Predecessor were comprised of the following at the respective dates:

	Successor	Predecessor
	September 30, 2014	December 31, 2013

	(Dollars in thousands)	(Dollars in thousands)
Accrued expenses	$408,688	$354,398
Accrued interest	239,257	284,684
Deferred revenue(a)	282,899	—
Derivative liabilities(b)	2,091	—

	$932,935	$639,082

(a)
Deferred revenue for the Predecessor was presented within Security deposits, deferred overhaul rental and other customer deposits on the December 31, 2013, Condensed, Consolidated Balance Sheets. See Note 14—Security Deposits on Aircraft, Deferred Overhaul Rental and Other Customer Deposits.

(b)
Derivative liabilities for the Predecessor were presented separately on the December 31, 2013, Condensed, Consolidated Balance Sheet.

13. Debt Financing

        As of September 30, 2014, our outstanding indebtedness, excluding fair value adjustments, totaled $23.4 billion and primarily consisted of senior unsecured bonds and medium-term notes, senior secured bonds, export credit facilities, institutional secured term loans and commercial bank debt. As a result of applying the acquisition method of accounting, we adjusted the carrying amounts of our debt to fair value and eliminated any deferred debt discounts and premiums as of the Closing Date. Any debt issue cost capitalized by the Predecessor was also eliminated as of the Closing Date. (See Note 3—AerCap Transaction). These fair value adjustments are being amortized over the life of each associated debt instrument using the effective interest method.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        Our debt financing was comprised of the following at the respective dates:

	Successor	Predecessor
	September 30, 2014(a)	December 31, 2013

	(Dollars in thousands)	(Dollars in thousands)
Secured
Senior secured bonds	$2,550,000	$3,900,000
ECA and Ex-Im financings	1,348,970	1,746,144
Institutional secured term loans	2,250,000	750,000
Secured bank debt(b)(c)	—	1,811,705
Temescal facility(c)	1,143,375	—
Camden facility(c)(d)	159,826	—
AeroTurbine facility(c)	315,289	—
Fair value adjustment(e)	321,449	—
Deferred debt discount	—	(5,058)

	8,088,909	8,202,791
Unsecured
Senior unsecured bonds and medium-term notes(f)	14,630,020	12,269,522
Fair value adjustment(e)	1,093,378	—
Deferred debt discount	—	(31,456)

	15,723,398	12,238,066

Total Senior Debt Financings	23,812,307	20,440,857
Subordinated Debt	1,000,000	1,000,000
Fair value adjustment(e)	(239)	—

	999,761	1,000,000

	$24,812,068	$21,440,857

(a)
As of September 30, 2014, we were in compliance with the respective financial covenants across our various debt obligations.

(b)
As of December 31, 2013, $173.5 million was non-recourse to ILFC. This secured financing was incurred by a VIE and consolidated into our Condensed, Consolidated Financial Statements.

(c)
The Temescal, Camden and AeroTurbine facilities are included in Secured bank debt in the Predecessor presentation. These secured financings were incurred by VIEs and consolidated into our Condensed, Consolidated Financial Statements.

(d)
This amount is non-recourse to us and certain of our subsidiaries. This secured financing was incurred by a VIE and consolidated into our Condensed, Consolidated Financial Statements.

(e)
As a result of applying the acquisition method of accounting, we adjusted the carrying amount of our debt to fair value as of the Closing Date. See Note 3—AerCap Transaction.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

(f)
Includes $2.6 billion of senior notes issued in May 2014 and $800 million senior notes issued in September 2014. The senior notes were issued by AerCap Ireland Capital Limited and AerCap Trust. The proceeds of the $2.6 billion notes were substantially used to finance the cash consideration paid in connection with the acquisition of ILFC. The proceeds of the $800 million notes were advanced to AerCap Ireland Capital Limited and are to be used for general corporate purposes, including for AerCap Trust.

        On May 14, 2014, AerCap Ireland Capital Limited and AerCap Trust jointly issued $2.6 billion senior notes. Substantially all of the proceeds from the offering, net of offering costs, were used to finance the purchase of ILFC. On September 29, 2014, AerCap Ireland Capital Limited and AerCap Trust jointly issued $800 million senior notes by a supplemental indenture to the May offering. The proceeds of the $800 million notes were advanced to AerCap Ireland Capital Limited and are to be used for general corporate purposes, including for AerCap Trust.

        On March 11, 2014, AerCap Ireland Capital Limited entered into an agreement to replace ILFC's $2.3 billion revolving credit facility. The revolving credit facility became effective and the ILFC facility was terminated on the Closing Date.

        As of September 30, 2014, we had pledged as collateral 490 aircraft with an aggregate net book value of $12.0 billion. As of September 30, 2014, the outstanding balance before fair value adjustments on the secured debt was $7.8 billion, including the AeroTurbine revolving credit facility of $315.3 million. AeroTurbine's assets and the associated book value serves as collateral for the AeroTurbine revolving credit facility.

Amendments to our Debt Agreements with Respect to the Reorganization

        In connection with the Reorganization described in Note1—Basis of Preparation, ILFC entered into amendments to certain of its debt agreements in order to reflect the Reorganization. Under the amendments to our debt agreements for our Temescal facility, Vancouver facility, Hyperion facility, Ex-Im financing, ECA financings, Camden facility, $2.3 billion revolving credit facility, and AeroTurbine revolving credit facility, AerCap Trust has assumed the obligations and performance of certain covenants to be performed or observed by ILFC, and AerCap and certain subsidiaries of AerCap have guaranteed the obligations and the performance of certain covenants to be performed or observed by ILFC. In addition, AerCap Trust, by the terms of the indentures governing ILFC's secured and unsecured bonds, became the successor obligor of the unsecured bonds issued under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. As a result, AerCap Trust assumed ILFC's reporting obligations. ILFC has also agreed to continue to be an obligor under the indentures.

Senior Secured Bonds

        General.    On August 20, 2010, ILFC issued $3.9 billion of senior secured bonds, with $1.35 billion that matured in September 2014 and bore interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. The bonds are guaranteed by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        The indenture and the aircraft mortgage and security agreement governing the senior secured bonds contain customary covenants that, among other things, restrict our and our restricted subsidiaries' ability to: (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the senior secured bonds; (iii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; and (v) make investments in or transfer assets to non-restricted subsidiaries. The indenture also restricts our and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of our assets.

        The indenture provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If an event of default occurs, any amount then outstanding under the senior secured bonds may immediately become due and payable.

        Collateral.    The bonds are secured by a designated pool of aircraft, initially consisting of 174 aircraft, together with the attached leases and all related equipment, and cash collateral when required. In addition, two of our subsidiaries, which either own or hold leases attached to the aircraft included in the pool securing the notes, have guaranteed the bonds. We can redeem the bonds at any time prior to their maturity, provided we give notice between 30 to 60 days prior to the intended redemption date and subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the bonds.

        Maturity Date.    On September 2, 2014, we repaid the outstanding principal of $1.35 billion on the 6.5% senior secured notes due 2014. The remaining bonds mature on September 1, 2016 and September 1, 2018.

ECA Financings

        General.    ILFC entered into ECA facility agreements in 1999 and 2004 through certain direct and indirect wholly-owned subsidiaries that have been designated as non-restricted subsidiaries under the ILFC indentures. The 1999 and 2004 ECA facilities were used to fund purchases of Airbus aircraft through 2001 and 2010, respectively. Each aircraft purchased was financed by a ten-year fully amortizing loan. New financings are no longer available to us under either ECA facility.

        As of September 30, 2014, approximately $1.1 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility. The loans are guaranteed by various European ECAs. The obligations under the ECA financings are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and we have collateralized the debt with pledges of the shares of wholly-owned subsidiaries that hold title to the aircraft financed under the facilities.

        The 2004 ECA facility contains customary events of default and restrictive covenants. The 2004 ECA facility requires us to segregate security deposits, overhaul rentals and rental payments received under the leases related to the aircraft funded under the 2004 ECA facility to the extent amounts remain outstanding

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

under the relevant aircraft loan (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt). The segregated funds are deposited into separate accounts pledged to and controlled by the security trustee of the 2004 ECA facility. At September 30, 2014 and December 31, 2013, respectively, we had segregated security deposits, overhaul rentals and rental payments aggregating approximately $385.6 million and $450.4 million related to aircraft funded under the 2004 ECA facility. The segregated amounts fluctuate with changes in security deposits, overhaul rentals, rental payments and principal and interest payments related to the aircraft funded under the 2004 ECA facility. In addition, if a default resulting in an acceleration of the obligations under the 2004 ECA facility were to occur, pursuant to the cross-collateralization agreement described below, we would have to segregate rental payments, overhaul rentals and security deposits received after such acceleration event occurred from the leases relating to all the aircraft funded under the 2004 and 1999 ECA facilities that remain as collateral, even though those aircraft are no longer subject to a loan at such time.

        In addition, we must register the existing individual mortgages on certain aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. The mortgages are only required to be filed with respect to aircraft that have outstanding loan balances or otherwise as agreed in connection with the cross-collateralization agreement described below.

        On May 8, 2013, ILFC amended the 2004 ECA facility, effective immediately, to remove the minimum consolidated tangible net worth covenant. In addition, the amendment made permanent the requirement to segregate funds and to register individual mortgages in local jurisdictions for aircraft that have outstanding loan balances. Prior to the amendment, this requirement would have fallen away if our long-term debt ratings rose above a certain level.

        Collateral.    The 1999 ECA facility is cross-collateralized with the 2004 ECA facility. As part of such cross-collateralization, (i) the obligations are guaranteed under the 2004 ECA facility through our subsidiary established to finance Airbus aircraft under the 1999 ECA facility; (ii) mortgages were granted over certain aircraft financed under the 1999 ECA facility and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) the loan-to-value ratio (aggregating the appraised value of the aircraft from the 1999 ECA facility and the 2004 ECA facility) must be no more than 50% in order to release liens (including the liens incurred under the cross-collateralization agreement) on any aircraft financed under the 1999 or 2004 ECA facilities or other assets related to the aircraft; and (iv) proceeds generated from certain disposals of aircraft are applied to obligations under the 2004 ECA facility.

        Interest Rate.    The interest rates on the loans outstanding under the 2004 ECA facility are either fixed or based on LIBOR and ranged from 0.292% to 4.711% at September 30, 2014.

        Maturity Date.    The principal amortizes over a 10-year term, with a final maturity on May 29, 2020.

Ex-Im Financings

        On December 19, 2012, ILFC issued through a consolidated entity pre-funded amortizing notes with an aggregate principal amount of $287.0 million. The notes mature in January 2025 and scheduled principal payments commenced in April 2013. The notes are guaranteed by the Export-Import Bank of the

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

United States and bear interest at a rate per annum equal to 1.492%. ILFC used the proceeds from the notes to finance two Boeing 777-300ER aircraft, which serve as collateral for the notes and AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC guarantee the notes on an unsecured basis.

Institutional Secured Term Loans

Vancouver Facility

        General.    On February 23, 2012, one of ILFC's indirect, wholly-owned subsidiaries that had been designated as non-restricted under ILFC's indentures entered into a secured term loan agreement in the amount of $900 million. On April 5, 2013, ILFC amended this secured term loan and simultaneously prepaid $150 million of the outstanding principal amount. In connection with the partial prepayment of this secured term loan, ILFC recognized losses aggregating approximately $2.9 million from the write-off of unamortized deferred financing costs. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain wholly-owned subsidiaries of the subsidiary borrower. The loan requires a loan-to-value ratio of no more than 63%. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay a portion of the outstanding loan, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time. The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        Interest Rate.    The loan initially bore interest at LIBOR plus a margin of 4.0% with a 1.0% LIBOR floor, or, if applicable, a base rate plus a margin of 3.0%. The remaining outstanding principal amount of $750 million now bears interest at an annual rate of LIBOR plus 2.75%, with a LIBOR floor of 0.75%, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The security granted includes the equity interests in certain SPEs of the subsidiary borrower that have been designated as non-restricted under our indentures. The SPEs initially held title to 62 aircraft, together with the attached leases and all related equipment, with an aggregate appraised base market value, as defined in the loan agreement, of approximately $1.66 billion as of December 31, 2011, equaling an initial loan-to-value ratio of approximately 54%. After giving effect to the amendment, certain collateral that had served as security for the secured term loan was released. As of September 30, 2014, the SPEs collectively own a portfolio of 53 aircraft, together with the attached leases and all related equipment, with an aggregate appraised base market value, as defined in the loan agreement, of $1.19 billion, equaling a loan-to-value ratio of approximately 62.98%.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        Maturity Date.    The loan matures on June 30, 2017.

Hyperion Facility

        General.    On March 6, 2014, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement in the amount of $1.5 billion. Scheduled interest payments commenced on June 30, 2014. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain other of our wholly-owned subsidiaries. The security granted includes the equity interests of the subsidiary borrower, its immediate parent and in certain indirect SPEs that will own the aircraft.

        We intend to use the proceeds from the loan for general corporate purposes, including purchasing aircraft and maintaining our liquidity management policies.

        Interest Rate.    The loan bears interest at LIBOR plus a margin of 2.75% with a 0.75% LIBOR floor, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The net proceeds from the loan were deposited initially into a pledged cash collateral account. Designated non-restricted SPEs owning a combined portfolio of 85 aircraft and all related equipment and leases, with an average appraised base market value, as defined in the loan agreement, of approximately $2.5 billion as of December 31, 2013, have been identified and approved to serve as collateral for the loan. On the closing date we had transferred the equity in SPEs owning 43 aircraft into the structure and loan proceeds were released to the subsidiary borrower in an amount equal to approximately $797 million, net of discounts and commissions. The equity in the remaining SPEs owning 42 aircraft has been transferred into the structure, and the loan proceeds have been released to the subsidiary borrower.

        The loan requires a loan-to-value ratio of no more than 70%. If compliance with the maximum loan-to-value ratio is not maintained, we will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio. Subject to substitution rights, the portfolio of SPEs owning aircraft designated as collateral will be required to meet certain concentration criteria, including age of aircraft, location of lessees, model type of aircraft and percentage of aircraft leased to a single lessee. The principal of the loan is payable in full at maturity with no scheduled amortization. We may voluntarily prepay the loan in part or in full without penalty or premium if such prepayment is not in connection with a repricing or a refinancing of the loan or otherwise after the six month anniversary of the closing date. The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates. As of September 30, 2014, the SPEs collectively own a portfolio of 85 aircraft, together with the attached leases and all related equipment, with an aggregate appraised base market value, as defined in the loan agreement, of $2.49 billion, equaling a loan-to-value ratio of approximately 60.32%.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        Maturity Date.    The loan matures on March 6, 2021.

Temescal Facility

        General.    On March 30, 2011, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. As of September 30, 2014, approximately $1.1 billion was outstanding under this agreement. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain wholly-owned subsidiaries of the subsidiary borrower.

        The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which declines over time, as set forth in the term loan agreement. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to the SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The subsidiary borrower can voluntarily prepay the loan at any time. The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        Interest Rate.    The loan bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The security granted includes a portfolio of 54 aircraft, together with the attached leases and all related equipment, and the equity interests in certain SPEs that own the pledged aircraft, attached leases and related equipment. The 54 aircraft had an initial aggregate appraised value, as defined in the loan agreement, of approximately $2.4 billion, which equaled a loan-to-value ratio of approximately 65%. The subsidiary borrower, subsidiary guarantors and SPEs have been designated as non-restricted subsidiaries under the ILFC indentures.

        Maturity Date.    The loan matures on March 30, 2018.

Camden Facility

        In March 2012, one of ILFC's indirect, wholly-owned subsidiaries that had been designated as non-restricted under ILFC's indentures entered into a $203 million term loan facility that was used to finance seven Boeing 737-800s. The principal of each senior loan issued under the facility will partially amortize over six years, with the remaining principal payable at the maturity date. At September 30, 2014, approximately $159.8 million was outstanding and the average interest rate on the loans was 4.73%. The loans are non-recourse to us and certain of our subsidiaries except under limited circumstances and are

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

secured by the purchased aircraft and lease receivables. Certain obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC. The subsidiary borrower can voluntarily prepay the loans at any time subject to a 1% prepayment fee prior to March 30, 2015. On March 29, 2013, ILFC amended certain financial covenants under our $203 million term loan facility. The subsidiary borrower under the $203 million term loan facility is prohibited from: (i) incurring additional debt; (ii) incurring additional capital expenditures; (iii) hiring employees; and (iv) negatively pledging the assets securing the facility.

AeroTurbine Revolving Credit Facility

        AeroTurbine has a credit facility that expires on December 9, 2015, which provides for a maximum aggregate available amount of $430 million, subject to availability under a borrowing base calculated based on AeroTurbine's aircraft assets and accounts receivable. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $70 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so. Borrowings under the facility bear interest determined, with certain exceptions, based on LIBOR plus a margin of 3.0%. AeroTurbine's obligations under the facility are guaranteed by AerCap Trust, AerCap, AerCap Ireland Capital Limited, and ILFC on an unsecured basis and by AeroTurbine's subsidiaries (subject to certain exclusions) and are secured by substantially all of the assets of AeroTurbine and its subsidiary guarantors. The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common stock). As of September 30, 2014, AeroTurbine had approximately $315.3 million outstanding under the facility.

Senior Unsecured Notes due 2017, 2019 and 2021

        General.    In May 2014, AerCap Ireland Capital Limited and AerCap Trust, jointly issued $2.6 billion aggregate principal amount of senior notes, consisting of $400.0 million aggregate principal amount of 2.75% senior notes due 2017 (the "2017 Notes"), $1.1 billion aggregate principal amount of 3.75% senior notes due 2019 (the "2019 Notes") and $1.1 billion aggregate principal amount of 4.50% senior notes due 2021 (the "2021 Notes" and, together with the 2017 Notes and the 2019 Notes, the "Acquisition Notes"). Substantially all of the net proceeds received from the offering of the Acquisition Notes were used to finance in part the consideration payable in connection with the acquisition of 100 percent of the common stock of ILFC, a wholly-owned subsidiary of AIG. In September 2014, AerCap Ireland Capital Limited and AerCap Trust, jointly issued $800 million aggregate principal amount of 5.00% senior notes due October 2021. The proceeds of the $800 million notes were advanced to AerCap Ireland Capital Limited and are to be used for general corporate purposes, including for AerCap Trust.

        Maturity Date.    The final maturity date of the 2017 Notes will be May 15, 2017; the final maturity date of the 2019 Notes will be May 15, 2019; the final maturity date of the 2021 Notes will be May 15, 2021 and the final maturity date of the $800 million notes will be October 1, 2021.

        Collateral.    None.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        Optional Redemption.    We may redeem each series of notes, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount of such series plus the applicable "make-whole" premium plus accrued and unpaid interest, if any, to the redemption date. The "make-whole" premium is the excess of: (1) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such note through the stated maturity date of the notes (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over (2) the principal amount of the notes to be redeemed.

        Certain Covenants.    The notes do not have any financial condition covenants that require AerCap Ireland Capital Limited, AerCap Trust or any of the guarantors of the notes to maintain compliance with any financial ratios or measurements on a periodic basis. The notes do contain non-financial covenants that, among other things, limit our ability to declare or pay dividends in certain circumstances, make investments in or transfers of assets to certain subsidiaries and enter into certain mergers or consolidations. In addition, the indenture governing the notes restricts our ability to incur liens on assets, subject to certain exceptions as described therein, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 12.5% of the consolidated net tangible assets of AerCap and certain of its subsidiaries.

        Guarantees.    The notes are guaranteed by AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC.

Senior Unsecured Bonds and Medium-term Notes

        As of September 30, 2014, we had issued unsecured notes with an aggregate principal amount outstanding of approximately $8.5 billion under our previous shelf registration statements, including $750 million of 3.875% notes due 2018 and $500 million of 4.625% notes due 2021, each issued in March 2013, and $550 million of floating rate notes due 2016, issued in May 2013. The floating rate notes bear interest at three-month LIBOR plus a margin of 1.95%, with the interest rate resetting quarterly. At September 30, 2014, the interest rate was 2.18%. The debt securities outstanding under our shelf registration statements mature through 2022 and the fixed rate notes bear interest at rates ranging from 3.875% to 8.875%. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        On March 22, 2010 and April 6, 2010, ILFC issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        The indentures governing our unsecured notes contain customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

        The indentures also provide for customary events of default, including, but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness and certain events of insolvency. If any event of default occurs, any amount then outstanding under the relevant indentures may immediately become due and payable.

        In connection with the Reorganization, AerCap Trust became the successor issuer under the indentures. As a result, AerCap Trust assumed ILFC's reporting obligations. ILFC also agreed to continue to be co-obligor under the indentures. The unsecured notes are guaranteed by AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and AerCap Ireland Capital Limited.

Subordinated Debt

        In December 2005, ILFC issued two tranches of subordinated debt totaling $1.0 billion. If we choose to redeem the $600 million tranche, we must pay 100% of the principal amount of the bonds being redeemed, plus any accrued and unpaid interest to the redemption date. If we choose to redeem only a portion of the outstanding bonds, at least $50 million principal amount of the bonds must remain outstanding.

        Under the terms of the subordinated debt, failure to comply with a financial test requiring a minimum ratio of equity to total managed assets and a minimum fixed charge coverage ratio will result in a "mandatory trigger event". If a mandatory trigger event occurs and we are unable to raise sufficient capital through capital contributions from AIG or the sale of our stock (in the manner permitted by the terms of the subordinated debt) to cover the next interest payment on the subordinated debt, a "mandatory deferral event" will occur. If a mandatory deferral event occurs, we would be required to defer all interest payments on the subordinated debt and be prohibited from paying cash dividends on our capital stock (including our market auction preferred stock) until we are in compliance with both financial tests or have raised sufficient capital to pay all accumulated and unpaid interest on the subordinated debt. Mandatory trigger events and mandatory deferral events are not events of default under the indenture governing the subordinated debt.

        On July 25, 2013, ILFC amended the financial tests in both tranches of subordinated debt after a majority of the holders of the subordinated debt consented to such amendments. The financial tests were amended by (i) replacing the definition of "Tangible Equity Amount" used in calculating our ratio of equity to total managed assets with a definition for "Total Equity Amount" that does not exclude intangible assets from our total stockholders' equity as reflected on our condensed, consolidated balance sheet, and (ii) amending the calculation of the earnings portion of our minimum fixed charge coverage ratio by replacing the definition of "Adjusted Earnings Before Interest and Taxes" used in calculating such ratio with a definition for "Adjusted EBITDA" that excludes, among other items, interest, taxes, depreciation, amortization, all impairment charges and loss on extinguishment of debt. These amendments make it less likely that we will fail to comply with such financial tests.

        Interest Rate.    The $400 million tranche has a call option date of December 21, 2015 and has a fixed interest rate of 6.25% until the 2015 call option date. If we do not exercise the call option, the interest rate

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

will change to a floating rate, reset quarterly, based on a margin of 1.80% plus the highest of (i) three-month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. We can call the $600 million tranche at any time. The interest rate on the $600 million tranche is a floating rate with a margin of 1.55% plus the highest of (i) three-month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. The interest rate resets quarterly. At September 30, 2014, the interest rate was 4.84%.

        Maturity Date.    Both tranches mature on December 21, 2065.

        Guarantees.    None

Unsecured Citi Revolving Credit Facility

        General.    In October 2012, ILFC entered into a $2.3 billion three-year senior unsecured revolving credit facility with a syndicate of 10 banks. The revolving credit facility provided for interest rates based on either a base rate or LIBOR plus a margin, determined by reference to ILFC's ratio of consolidated indebtedness to shareholders' equity. The credit agreement contained customary events of default and restrictive covenants that, among other things, limited ILFC's ability to incur liens and transfer or sell assets. The credit agreement also contained financial covenants that required ILFC to maintain a minimum interest coverage ratio and maximum ratio of consolidated indebtedness to shareholders' equity.

        In March 2014, AerCap Ireland Capital Limited entered into an agreement to replace the $2.3 billion revolving credit facility (and the facility was terminated on May 14, 2014), which became effective upon the closing of the AerCap Transaction and with terms that provide for, among other things: (i) a $2.75 billion initial facility size, with the ability to increase the facility size up to $4.0 billion on or prior to March 11, 2015; (ii) a final maturity of May 14, 2018; (iii) AerCap Ireland Capital Limited as the borrower; (iv) interest rates based on either a base rate or LIBOR plus a margin (such LIBOR margin currently at 2.25%); (v) a maximum ratio of consolidated indebtedness to shareholders' equity financial covenant, which will be measured on a consolidated basis for AerCap and its subsidiaries, beginning at no less than 500% and stepping down to 400% over the term of the facility; (vi) a minimum interest coverage ratio financial covenant of 200%; and (vii) a financial covenant requiring the ratio of (a) unencumbered assets of AerCap and its subsidiaries on a consolidated basis to (b) the aggregate outstanding principal amount of certain financial indebtedness of AerCap and its subsidiaries on a consolidated basis to be at least 135% on the last day of any fiscal quarter.

        On September 11, 2014, the facility size was increased by $175 million to $2.93 billion, through the accession of two new lenders.

        The new facility is fully and unconditionally guaranteed by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC.

        As of September 30, 2014, there were no loans outstanding under the facility.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

13. Debt Financing (Continued)

Unsecured AIG Revolving Credit Facility

        General.    On December 16, 2013, AerCap Ireland Capital Limited, entered into a $1.0 billion five-year senior unsecured revolving credit facility with AIG. as lender and administrative agent. The facility became effective on May 14, 2014, upon the completion of the AerCap Transaction. The facility is fully and unconditionally guaranteed by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC. The facility may be used for AerCap's general corporate purposes.

        As of September 30, 2014, there were no loans outstanding under the facility.

        Maturity.    The facility matures on May 14, 2019.

14. Security Deposits on Aircraft, Deferred Overhaul Rental and Other Customer Deposits

        Security deposits, deferred overhaul rental and other customer deposits for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
December 31, 2013
(Dollars in thousands)
Security deposits paid by lessees(a)	$1,065,719
Deferred overhaul rentals(b)	882,422
Rents received in advance and straight-line rents(c)	460,785
Other customer deposits(b)	229,068

$2,637,994

(a)
For the Successor, Security deposits paid by lessees in the amount of $738.0 million are presented separately as Lessee deposit liability on the September 30, 2014 Condensed, Consolidated Balance Sheet.

(b)
For the Successor, Deferred overhaul rental and other customer deposits in the amount of $2.8 billion are presented separately as Accrued maintenance liability on the September 30, 2014 Condensed, Consolidated Balance Sheet.

(c)
For the Successor, Rents received in advance and straight-line rents are presented as Deferred revenue within Accrued Expenses, Accounts Payable and Other Liabilities in the amount of $282.9 million at September 30, 2014. See Note 12—Accrued Expenses, Accounts Payable and Other Liabilities.

15. Employee Benefit Plans and Share-Based and Other Compensation Plans

        Prior to the AerCap Transaction, our employees participated in various AIG benefit plans, including a noncontributory qualified defined benefit retirement plan ("AIG Retirement Plan") and various share-based and other compensation plans. During 2012, ILFC set up its own voluntary savings plan ("ILFC 401(k) plan") and transferred all participating employee's savings from the 401(k) plan sponsored by AIG. Subsequent to the AerCap Transaction, changes were made to certain of these plans and some were replaced by other plans.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

15. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

Pension Plans

        Prior to the AerCap Transaction, pension plan expenses included amounts allocated to us by AIG for our U.S employees and pension plan expenses related to our employees working in foreign offices.

        ILFC employees who had at least one year of service participated in the AIG Retirement Plan and their individual accounts became fully vested at the Closing Date. Such accounts will be managed directly by AIG. Subsequent to the AerCap Transaction, these ILFC employees ceased accruing benefits under the AIG Retirement Plan and instead will receive an additional contribution to their ILFC 401(k) plan. Employees who complete one year of service subsequent to the Closing Date will also receive an additional contribution to their ILFC 401(k) plan.

        AIG also sponsors non-qualified unfunded defined benefit plans for certain employees, including key executives, designed to supplement pension benefits provided by the qualified plan. These include the AIG Non-Qualified Retirement Income Plan, which provides a benefit equal to the reduction in benefits payable to current and former employees under the qualified plan as a result of federal tax limitations on compensation and benefits payable. In June 2014, AerCap paid AIG $19.8 million for the liability associated with our employees or former employees who were fully vested in the AIG Non-qualified Retirement Plan as of May 13, 2014. As a result of this payment, these plan participants' benefit obligation will be managed directly by AIG. The obligation for the participants with unvested balances in the AIG Non-qualified Retirement Plan were transferred to an AerCap non-qualified plan.

        Prior to the AerCap Transaction, the ILFC 401(k) plan expense primarily represented the Company's cost of matching employee contributions up to a fixed percentage limit. Subsequent to the AerCap Transaction, this expense also includes the additional contribution made in lieu of employees' participation in the AIG Retirement Plan.

        Pension plan and 401(k) plan expenses were not material to any period presented.

Share-Based and Other Compensation Plans

        Prior to the AerCap Transaction, certain of our employees participated in the following AIG share-based and other compensation plans: (i) stock salary, variable stock plan and restricted stock unit awards; and (ii) short and long term incentive awards. Following the completion of the AerCap Transaction, the share-based awards continue to vest in accordance with the original vesting schedules for ILFC employees who were offered and accepted permanent positions with AerCap (continuing employees) or, in the event of involuntarily early terminations, as specified by AerCap at the time of the sale, accelerated vesting schedules. Subsequent to the AerCap Transaction, certain employees received AerCap share-based awards consisting of restricted share units and restricted shares.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

15. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

        We recorded the following compensation expense for share-based and other compensation plans for the respective periods:

	Successor		Predecessor
	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013

	(Dollars in thousands)		(Dollars in thousands)
AerCap share-based awards	$6,322		$—
AIG share-based awards	337	(a)	3,499
Short and long-term incentive plans	7,961	(a)	6,464

(a)
Includes $4.7 million that is reported in Transaction and integration related expenses.

	Successor		Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014		Period beginning January 1, 2014 and ending May 13, 2014
				Nine Months Ended September 30, 2013

	(Dollars in thousands)		(Dollars in thousands)
AerCap share-based awards	$9,438		$—	$—
AIG share-based awards	1,576	(a)	1,766	12,403
Short and long-term incentive plans	17,688	(a)	15,011	31,930

(a)
Includes $13.4 million that is reported in Transaction and integration related expenses.

16. Commitments and Contingencies

        At September 30, 2014, we had committed to purchase 357 new aircraft, and 17 new spare engines scheduled for delivery through 2022 with aggregate estimated total remaining payments (including adjustments for certain contractual escalation provisions) of approximately $22.1 billion. The majority of these commitments to purchase new aircraft and engines are based upon agreements with each of Boeing, Airbus, Embraer and Pratt and Whitney. In addition, AeroTurbine has agreed to purchase one used aircraft and two engines under other flight equipment purchase agreements for an aggregate purchase commitment of $17.6 million.

Asset Value Guarantees

        ILFC had previously contracted to provide guarantees on a portion of the residual value of certain aircraft to financial institutions and other third parties for a fee, some of which are still outstanding. These guarantees expire at various dates through 2023 and generally obligate us to pay the shortfall between the fair market value and the guaranteed value of the aircraft and, in certain cases, provide us with an option to purchase the aircraft for the guaranteed value. As of September 30, 2014, 13 guarantees were outstanding, of which three have been exercised. Subsequent to September 30, 2014, we entered into agreements to sell two of those aircraft in 2015.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

16. Commitments and Contingencies (Continued)

        Management regularly reviews the underlying values of the aircraft collateral to determine our exposure under asset value guarantees. We did not record any provisions for losses on asset value guarantees during the period beginning January 1, 2014 and ending May 13, 2014. We recorded provisions for losses on asset value guarantees of $93.9 million related to four guarantees and $100.5 million related to six guarantees during the three and nine months ended September 30, 2013, respectively. The amounts recorded reflect the differences between the estimated fair market value of the aircraft at the expected purchase date and the guaranteed value of these aircraft, adjusted for contractual provisions that limit our expected losses.

        As of the Closing Date, we revalued the assets and liabilities of ILFC based on their fair value when we applied the acquisition method of accounting. At September 30, 2014, the carrying value of the asset value guarantee liability was $133.5 million and the maximum aggregate potential commitment that we were obligated to pay under these guarantees, including those exercised, and without any offset for the projected value of the aircraft or other contractual features that may limit our exposure, was approximately $316.6 million.

        The Predecessor carrying balance of asset value guarantees, which consisted of unamortized deferred premiums and reserves, was $128.7 million at December 31, 2013 and was included in Accrued interest and other payables on the Predecessor Condensed, Consolidated Balance Sheet.

Contingencies

Legal Proceedings

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the 2009 crash of an Airbus A310-300 aircraft owned by ILFC and on lease to Yemen Airways-Yemenia, a Yemeni carrier ("Hassanati Action"). The Hassanati plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The Hassanati Action commenced in January 2011 and is pending in the United States District Court for the Central District of California. On February 18, 2014, the district court granted summary judgment in ILFC's favor and dismissed all of the Hassanati plaintiffs' remaining claims. The Hassanati plaintiffs have appealed the judgment. On August 29, 2014, a new group of plaintiffs filed a lawsuit against ILFC in the United States District Court for the Central District of California (the "Abdallah Action"). The Abdallah Action claims unspecified damages from ILFC on the same theory as does the Hassanati Action. We believe that ILFC has substantial defenses on the merits and is adequately covered by available liability insurance in respect of both the Hassanati Action and the Abdallah Action. We do not believe that the outcome of either lawsuit will have a material effect on our consolidated financial condition, results of operations or cash flows.

        Air Lease:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ALC's officers and employees who were formerly employed by ILFC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

16. Commitments and Contingencies (Continued)

        The complaint seeks monetary damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law.

        On August 15, 2013 ALC filed a cross-complaint against ILFC and AIG. Relevant to ILFC, ALC's cross-complaint alleges that ILFC entered into, and later breached, an agreement to sell aircraft to ALC. Based on these allegations, the cross-complaint asserts a claim against ILFC for breach of contract. The cross-complaint seeks significant compensatory and punitive damages. We believe we have substantial defenses on the merits and will vigorously defend ourselves against ALC's claims.

        On April 23, 2014, ILFC filed an amended complaint adding as a defendant Leonard Green & Partners, L.P. The complaint adds claims against Leonard Green & Partners, L.P. for aiding and abetting the individual defendants' breaches of their fiduciary duties and duty of loyalty to ILFC and for unfair competition.

        We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of these matters, individually or in the aggregate, will be material to our consolidated financial condition, results of operations or cash flows.

17. Variable Interest Entities

        Our leasing and financing activities require us to use many forms of entities to achieve our business objectives and we have participated to varying degrees in the design and formation of these entities. Our involvement in VIEs varies and includes being a passive investor in the VIE with involvement from other parties, managing and structuring all the activities, and being the sole shareholder of the VIE.

Non-Recourse Financing Structures

        We consolidate one entity in which we have a variable interest and was established to obtain secured financing for the purchase of aircraft. We have determined that we are the PB of the entity because we control and manage all aspects of the entity, including directing the activities that most significantly affect the economic performance of the entity, and we absorb the majority of the risks and rewards of the entity.

Wholly-Owned ECA and Ex-Im Financing Vehicles

        We have created certain wholly-owned subsidiaries for the purpose of purchasing aircraft and obtaining financing secured by such aircraft. The secured debt is guaranteed by the European ECAs and the Export-Import Bank of the United States. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our Condensed, Consolidated Financial Statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

17. Variable Interest Entities (Continued)

Other Secured Financings

        We have created a number of wholly-owned subsidiaries for the purpose of obtaining secured financings. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our Condensed, Consolidated Financial Statements.

Wholly-Owned Leasing Entities

        We have created wholly-owned subsidiaries for the purpose of facilitating aircraft leases with airlines. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany loans, which serve as equity. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of the entities. These entities are therefore consolidated into our Condensed, Consolidated Financial Statements.

Other Variable Interest Entities

        We have variable interests in the following entities, in which we have determined we are not the PB because we do not have the power to direct the activities that most significantly affect the entity's economic performance: (i) one entity that we have previously sold aircraft to and for which we manage the aircraft, in which our variable interest consists of the servicing fee we receive for the management of those aircraft; and (ii) two affiliated entities we sold aircraft to in 2003 and 2004, which aircraft we continue to manage, in which our variable interests consist of the servicing fee we receive for the management of those aircraft.

18. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair value is defined as price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The degree of judgment used in measuring the fair value of financial instruments generally correlates with the level of pricing observability. Assets and liabilities recorded at fair value on our Condensed, Consolidated Balance Sheets are measured and classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs available in the market place used to measure fair value.

  Level 1—Quoted prices available in active markets for identical assets or liabilities as of the reported date.

  Level 2—Fair values estimated using significant other observable inputs.

  Level 3—Fair value estimates using significant unobservable inputs.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

        The following tables summarize our financial assets and liabilities as of September 30, 2014 and December 31, 2013 that we measured at fair value on a recurring basis by level within the fair value hierarchy. As required by GAAP, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Successor
September 30, 2014
Derivative liabilities	$2,091	$—	$2,091	$—

	$2,091	$—	$2,091	$—

Predecessor
December 31, 2013
Derivative liabilities	$8,348	$—	$8,348	$—

	$8,348	$—	$8,348	$—

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

        We also measure the fair value of certain assets and liabilities when GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of assets may not be recoverable. Assets subject to these measurements include flight equipment. We measure the fair value of flight equipment on a non-recurring basis when events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable.

        The fair value of flight equipment is classified as a Level 3 valuation. Management evaluates quarterly the need to perform a recoverability assessment of flight equipment, and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our flight equipment may not be recoverable, which may require us to change our assumptions related to future projected cash flows. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment. As part of the recoverability process, we update the critical and significant assumptions used in the recoverability assessment. Fair value of flight equipment is determined using an income approach based on the present value of cash flows from contractual lease agreements, flight hour rentals, where appropriate, and projected future lease payments, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value, based on the expectations of market participants.

        We recognized impairment charges and fair value adjustments for the three months ended September 30, 2014, the period beginning February 5, 2014 and ending September 30, 2014, the period beginning January 1, 2014 and ending May 13, 2014 and the three and nine months ended September 30, 2013, as provided in Note 10—Asset Impairment.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

        The following table presents the effect on our Condensed, Consolidated Financial Statements as a result of the non-recurring impairment charges and fair value adjustments recorded to flight equipment during the Predecessor period beginning January 1, 2014 and ending May 13, 2014:

	Predecessor
	Book Value at December 31, 2013	Impairment Charges	Reclassifications and Other Adjustments		Sales	Depreciation	Book Value at May 13, 2014
	(Dollars in thousands)
Flight equipment	$119,238	$(49,247)	$(45,795)		$—	$(3,020)	$21,176
Lease receivables and other assets	1,168	—	12,614		(369)	—	13,413
Net investment in finance and sales-type leases	—	—	37,027		—	—	37,027

	$120,406	$(49,247)	$3,846	(a)	$(369)	$(3,020)	$71,616

(a)
Represents collections and prepaid lease costs applied against the finance and sales-type leases.

Inputs to Non-Recurring Fair Value Measurements Categorized as Level 3

        We measure the fair value of certain assets and liabilities on a non-recurring basis when GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of assets may not be recoverable. Assets subject to these measurements include flight equipment. The fair value of flight equipment is estimated when (i) aircraft held for use in our fleet is not recoverable; (ii) aircraft expected to be sold or parted-out is not recoverable; and (iii) aircraft is sold as part of a sales-type lease. We use the income approach to measure the fair value of flight equipment, which is based on the present value of estimated future cash flows. The key inputs to the income approach include the current contractual lease cash flows and the projected future non-contractual lease cash flows, extended to the end of the aircraft's estimated holding period in its highest and best use configuration, as well as a contractual or estimated disposition value. The determination of these key inputs in applying the income approach is discussed below.

        The current contractual lease cash flows are based on the in-force lease rates. The projected future non-contractual lease cash flows are estimated based on the aircraft type, age, and airframe and engine configuration of the aircraft. The projected non-contractual lease cash flows are applied to a follow-on lease term(s), which are estimated based on the age of the aircraft at the time of re-lease. Follow-on leases and related cash flows are assumed through the estimated holding period of the aircraft. The holding period assumption is the period over which future cash flows are assumed to be generated. We generally assume the aircraft will be leased over a 25-year estimated economic useful life from the date of manufacture unless facts and circumstances indicate the holding period is expected to be shorter. Shorter holding periods can result from our assessment of the continued marketability of certain aircraft types or when a potential sale or future part-out of an individual aircraft has been contracted for, or is likely. In instances of a potential sale or part-out, the holding period is based on the estimated or actual sale or part-out date. The disposition value is generally estimated based on aircraft type. In situations where the

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

aircraft will be disposed of, the residual value assumed is based on an estimated part-out value or the contracted sale price.

        The aggregate cash flows, as described above, are then discounted to present value. The discount rate used is based on the aircraft type and incorporates market participant assumptions regarding the market attractiveness of the aircraft type and the likely debt and equity financing components and the required returns of those financing components. Management has identified the key elements affecting the fair value calculation as the discount rate used to present value the estimated cash flows, the estimated aircraft holding period, and the proportion of contractual versus non-contractual cash flows.

        For Flight equipment for which non-recurring impairment charges and fair value adjustments were recorded during the Predecessor period beginning January 1, 2014 and ending May 13, 2014, the following table presents the fair value of such Flight equipment as of the measurement date, the valuation technique, and the related unobservable inputs:

Predecessor
	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
(Dollars in millions)
Flight Equipment	$67.8	Income Approach	Discount Rate	12.0% - 16.5% (13.2%)

			Remaining Holding Period	0 - 8 years (4 years)
			Present Value of Non-Contractual Cash Flows as a Percentage of Fair Value	0 - 100% (55%)

Sensitivity to Changes in Unobservable Inputs

        We consider unobservable inputs to be those for which market data is not available and that we developed using the best information available to us related to assumptions market participants use when pricing the asset or liability. Relevant inputs vary depending on the nature of the asset or liability being measured at fair value. The effect of a change in a particular assumption is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on inputs.

        The significant unobservable inputs utilized in the fair value measurement of flight equipment are the discount rate, the remaining estimated holding period and the non-contractual cash flows. The discount rate is affected by movements in the aircraft funding markets, and can be impacted by fluctuations in required rates of return in debt and equity, and loan to value ratios. The remaining holding period and non-contractual cash flows represent management's estimate of the remaining service period of an aircraft and the estimated non-contractual cash flows over the remaining life of the aircraft. An increase in the

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

discount rate applied would decrease the fair value of an aircraft, while an increase in the remaining estimated holding period or the estimated non-contractual cash flows would increase the fair value measurement.

Fair Value Disclosures of Financial Instruments

        We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

        Cash and Cash Equivalents:    The carrying value reported on the balance sheet for cash and cash equivalents and restricted cash approximates its fair value.

        Notes Receivable:    The carrying value reported on the balance sheet for notes receivable approximates its fair value.

        Debt Financing:    The fair value of our debt financings consider the frequency and volume of quoted prices of our debt in active markets, where available. The fair value of our long-term unsecured fixed-rate and floating rate debt is estimated using quoted market prices. The fair value of our long-term secured debt is estimated using discounted cash flow analysis based on current market prices for similar type debt.

        Derivatives:    At September 30, 2014 and December 31, 2013, our derivative portfolio consisted of interest rate swap contracts. Fair values were based on the use of a valuation model that utilizes, among other things, current interest, foreign exchange and volatility rates, as applicable. As such, the valuation of these instruments is classified as Level 2.

        Guarantees: Guarantees are included in Accrued expenses, accounts payable and other liabilities on our Condensed, Consolidated Balance Sheets. Fair value is determined by reference to the underlying aircraft and guarantee amount. See Note 16—Commitments and Contingencies—Asset Value Guarantees.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

        The carrying amounts and fair values of our most significant financial instruments at September 30, 2014 and December 31, 2013 are as follows:

	Successor
	September 30, 2014
	Book Value	Fair Value	Level 1		Level 2	Level 3
	(Dollars in thousands)
Assets
Cash and cash equivalents, including Restricted cash	$1,005,226	$1,005,226	$1,005,226	(a)	$—	$—
Notes receivable	67,257	67,257	—		67,257	—

	$1,072,483	$1,072,483	$1,005,226		$67,257	$—

Liabilities
Debt financings	$24,812,068	$24,418,923	$—		$24,418,923	$—
Derivative liabilities	2,091	2,091	—		2,091	—
Guarantees	133,525	131,760	—		—	131,760

	$24,947,684	$24,552,774	$—		$24,421,014	$131,760

(a)
Includes restricted cash of $402.1 million as of September 30, 2014.

	Predecessor
	December 31, 2013
	Book Value	Fair Value	Level 1	Level 2		Level 3
	(Dollars in thousands)
Assets
Cash and cash equivalents, including Restricted cash	$1,816,229	$1,816,229	$188,263	$1,627,966	(a)	$—
Notes receivable	18,146	19,686	—	19,686		—

	$1,834,375	$1,835,915	$188,263	$1,647,652		$—

Liabilities
Debt financings	$21,440,857	$22,963,578	$—	$22,963,578		$—
Derivative liabilities	8,348	8,348	—	8,348		—
Guarantees	128,750	119,645	—	—		119,645

	$21,577,955	$23,091,571	$—	$22,971,926		$119,645

(a)
Includes restricted cash of $464.8 million as of December 31, 2013.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

19. Derivative Financial Instruments

        From time to time, we employ a variety of derivatives to manage exposures to interest rate and foreign currency risks. At September 30, 2014, we had interest rate swap agreements maturing through 2015 that we have entered into with a related counterparty. Previously, we also had two interest rate cap agreements with an unrelated counterparty in connection with a secured financing transaction that were scheduled to mature in 2018. We prepaid the debt related to our interest rate cap agreements during the nine months ended September 30, 2013 and terminated our interest rate cap agreements. As of September 30, 2014, we had no outstanding foreign currency swap agreements.

        The Predecessor interest rate cap agreements did not qualify for hedge accounting. Prior to the AerCap Transaction, all of our interest rate swap agreements were designated as cash flow hedges and changes in fair value of cash flow hedges were recorded in OCI. Following the AerCap Transaction, our interest rate swap agreements ceased to qualify for hedge accounting.

        Predecessor had previously de-designated and re-designated certain derivative contracts. The balance accumulated in AOCI at the time of the de-designation was amortized into income over the remaining life of the previously hedged item. Subsequent to the AerCap Transaction, we applied the acquisition method of accounting and all amounts remaining in AOCI were eliminated.

        Our interest rate swap agreements are subject to a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Our interest rate swap agreements are recorded at fair value in Accrued expenses, accounts payable and other liabilities and in Derivative liabilities on the Successor's and the Predecessor's respective Condensed, Consolidated Balance Sheets (see Note 18—Fair Value Measurements). All of our derivatives were in a liability position at September 30, 2014. Our derivative contracts do not have any credit risk related contingent features and we are not required to post collateral under any of our existing derivative contracts.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

        Derivatives have notional amounts, which generally represent amounts used to calculate contractual cash flows to be exchanged under the contract. The following table presents notional amounts and fair values of derivatives outstanding at the following dates:

	Liability Derivatives
	Notional Value	Fair Value
	(Dollars in thousands)
Successor
September 30, 2014
Derivatives not qualifying for hedge accounting:
Interest rate swap agreements(a)	$76,390	$2,091

Total derivatives		$2,091

Predecessor
December 31, 2013
Derivatives designated as hedging instruments:
Interest rate swap agreements(a)	$191,329	$8,348

Total derivatives		$8,348

(a)
Converts floating interest rate debt into fixed rate debt.

        We recorded the following in OCI related to derivative instruments for the respective periods:

Predecessor
Gain (Loss)	Three Months Ended September 30, 2013
(Dollars in thousands)
Effective portion of change in fair market value of derivatives:
Interest rate swap agreements(a)	$2,572
Amortization of balances of de-designated hedges and other adjustments	282
Income tax effect	(1,007)

Net changes in cash flow hedges, net of taxes	$1,847

(a)
Includes the following amounts for the following period:

The three months ended September 30, 2013:    (i) effective portion of the unrealized gain or (loss) on derivative position recorded in OCI of$(272); and (ii) amounts reclassified from AOCI into interest expense when cash payments were made or received on qualifying cash flow hedges of $2,844.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

	Predecessor
Gain (Loss)	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)
Effective portion of change in fair market value of derivatives:
Interest rate swap agreements(a)	$2,752	$8,987
Amortization of balances of de-designated hedges and other adjustments	416	847
Income tax effect	(1,118)	(3,471)

Net changes in cash flow hedges, net of taxes	$2,050	$6,363

(a)
Includes the following amounts for the following periods:

Period beginning January 1, 2014 and ending May 13, 2014 and the nine months ended September 30, 2013: (i) effective portion of the unrealized gain or (loss) on derivative position recorded in OCI of $(93) and $(560), respectively; and (ii) amounts reclassified from AOCI into interest expense when cash payments were made or received on qualifying cash flow hedges of $2,845 and $9,547, respectively.

        The following table presents the effect of derivatives recorded in Interest expense (Successor) and Other expenses (Predecessor) on the Condensed, Consolidated Statements of Operations:

	Amount of Gain or (Loss) Recognized in Income on Derivatives
	Successor	Predecessor(a)
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Ineffectiveness of interest rate swap agreements	$—	$(12)
Derivatives not designated as a hedge:
Interest rate swap agreements	1,959	—
Reconciliation to Condensed, Consolidated Statements of Operations:
Reclassification of amounts de-designated as hedges recorded in AOCI	—	(282)

Effect from derivatives	$1,959	$(294)

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

	Amount of Gain or (Loss) Recognized in Income on Derivatives
	Successor	Predecessor(a)
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Ineffectiveness of interest rate swap agreements	$—	$(12)	$(42)
Derivatives not designated as a hedge:
Interest rate cap agreements	—	—	61
Interest rate swap agreements	3,484	—	—
Reconciliation to Condensed, Consolidated Statements of Operations:
Reclassification of amounts de-designated as hedges recorded in AOCI	—	(416)	(847)

Effect from derivatives	$3,484	$(428)	$(828)

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

20. Accumulated Other Comprehensive Loss

        Predecessor Accumulated other comprehensive loss consisted of changes in fair value of interest rate swaps that qualified as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale". The balance in Accumulated other comprehensive loss as of the Closing Date was eliminated when we applied the acquisition method of accounting.

        Subsequent to the AerCap Transaction we sold all available-for-sale securities and our interest rate swaps no longer qualify for hedge accounting. As a result, at September 30, 2014, there is no remaining balance in our AOCI.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

20. Accumulated Other Comprehensive Loss (Continued)

        The following tables present a rollforward of Accumulated other comprehensive loss for the Predecessor period beginning January 1, 2014 and ending May 13, 2014:

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014
	Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total
	(Dollars in thousands)
Balance at December 31, 2013	$(4,877)	$693	$(4,184)
Other comprehensive income before reclassifications	2,740	886	3,626
Amounts reclassified from AOCI	428	—	428
Income tax effect	(1,118)	(313)	(1,431)

Net increase in other comprehensive income	2,050	573	2,623

Balance at May 13, 2014	$(2,827)	$1,266	$(1,561)

        The following tables present a rollforward of Accumulated other comprehensive loss for the Predecessor periods for the three and nine months ended September 30, 2013:

	Predecessor				Predecessor
	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total		Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total
	(Dollars in thousands)				(Dollars in thousands)
Balance at June 30, 2013	$(8,415)	$516	$(7,899)	Balance at December 31, 2012	$(12,931)	$440	$(12,491)
Other comprehensive income before reclassifications	2,560	132	2,692	Other comprehensive income before reclassifications	8,945	249	9,194
Amounts reclassified from AOCI	294	—	294	Amounts reclassified from AOCI	889	—	889
Income tax effect	(1,007)	(47)	(1,054)	Income tax effect	(3,471)	(88)	(3,559)

Net increase in other comprehensive income	1,847	85	1,932	Net increase in other comprehensive income	6,363	161	6,524

Balance at September 30, 2013	$(6,568)	$601	$(5,967)	Balance at September 30, 2013	$(6,568)	$601	$(5,967)

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2014

(Unaudited)

20. Accumulated Other Comprehensive Loss (Continued)

        The following tables present the classification and amount of reclassifications from AOCI to the Condensed, Consolidated Statements of Operations for the following periods:

	Predecessor
		Condensed, Consolidated Statements of Operations Classification
	Three Months Ended September 30, 2013
	(Dollars in thousands)
Cash flow hedges:
Interest rate swap agreements	$(12)	Other expenses
Reclassification of amounts de-designated as hedges recorded in AOCI	(282)	Other expenses

	(294)
Available-for-sale securities:
Realized gains and losses on available-for-sale securities	—	Selling, general and administrative

	—

Total reclassifications	$(294)

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013	Condensed, Consolidated Statements of Operations Classification
	(Dollars in thousands)
Cash flow hedges:
Interest rate swap agreements	$(12)	$(42)	Other expenses
Reclassification of amounts de-designated as hedges recorded in AOCI	(416)	(847)	Other expenses

	(428)	(889)
Available-for-sale securities:
Realized gains and losses on available-for-sale securities	—	—	Selling, general and administrative

	—	—

Total reclassifications	$(428)	$(889)

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-looking Information

        This Quarterly Report and other publicly available documents may contain or incorporate statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Quarterly Report and include statements regarding, among other matters, the integration of ILFC with AerCap, the Reorganization and its potential impact, the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and "should," and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives, and environmental and safety requirements, as well as the factors discussed under the heading "Part I—Item 1A. Risk Factors," in the Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013. We do not intend and undertake no obligation to update any forward-looking information to reflect actual results or future events or circumstances.

Results of Operations

        We manage our business, analyze and report our results of operations on the basis of one business segment; the leasing, sales and management of commercial aircraft and engines. AeroTurbine is not material to our financial statements and therefore is not considered a segment.

        As of September 30, 2014, we owned 893 aircraft and 885 out of our 893 owned aircraft were on lease to 167 customers in 73 countries. At September 30, 2014, our operating lease portfolio included eight aircraft off-lease. As of November 7, 2014, three of the off-lease aircraft are under commitments for re-lease, one aircraft was sold and the remaining four aircraft are designated to be parted-out or sold. None of these off-lease aircraft met the criteria for being classified as held for sale.

        As discussed in greater detail in Note 1 of Notes to Condensed, Consolidated Financial Statements, on May 14, 2014, upon the consummation of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting. Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period on and after May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and non-controlling interest pursuant to accounting guidance related to business combinations. The distinction has been made throughout this Quarterly Report through the inclusion of a vertical line between the Predecessor and Successor columns. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. Results presented for periods subsequent to the AerCap Transaction reflect Successor accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date may differ from Predecessor's presentation. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor periods. Despite the separate presentation, our core operations have not changed.

The following table presents GAAP results for Successor and Predecessor for the following periods:

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
REVENUES AND OTHER INCOME
Lease revenue	$1,517,172	$1,526,885	$3,142,418
Net gain on sale of assets	2,786	—	—
Flight equipment marketing and gain on aircraft sales	—	56,921	33,777
Other income	49,480	44,153	95,079

TOTAL REVENUES AND OTHER INCOME	1,569,438	1,627,959	3,271,274

EXPENSES
Depreciation and amortization	563,459	666,134	1,386,793
Asset impairment	1,871	49,247	1,324,937
Interest expense	303,811	496,535	1,088,655
Loss on early extinguishment of debt	—	—	17,695
Leasing expenses	23,666	37,619	43,732
Transaction and integration related expenses	50,431	—	—
Other expenses	—	3,298	108,174
Selling, general and administrative expenses	88,255	153,890	240,137

TOTAL EXPENSES	1,031,493	1,406,723	4,210,123

INCOME (LOSS) BEFORE INCOME TAXES	537,945	221,236	(938,849)
Provision (benefit) for income taxes	96,831	77,328	(339,557)

NET INCOME (LOSS)	$441,114	$143,908	$(599,292)

Net (income) attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$441,114

        Flight Equipment:    We had the following activity related to flight equipment during the periods presented:

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014
Number of aircraft at beginning of period(a)	—	911
AerCap Transaction	901	—
Aircraft purchases	8	7
Aircraft reclassified from Net investment in finance and sales-type leases	—	1
Aircraft reclassified to Net investment in finance and sales-type leases	(2)	(4)
Aircraft sold from Flight equipment	(7)	(5)
Aircraft transferred to a related party	(4)	—
Aircraft reclassified to Held for sale	(1)	—
Aircraft designated for part-out	(2)	(9)

Number of aircraft at end of period(a)	893	901

(a)
Excludes three, ten and nine aircraft owned by AeroTurbine at September 30, 2014, May 13, 2014 and January 1, 2014, respectively.

        Income (Loss) before Income Taxes:    Successor recognized income before income taxes of $537.9 million for the period beginning February 5, 2014 and ending September 30, 2014. Predecessor recognized income before income taxes of $221.2 million for the period beginning January 1, 2014 and ending May 13, 2014, and a loss before income taxes of $938.8 million for the nine months ended September 30, 2013. Successor income before income taxes includes the effect of remeasuring identifiable assets acquired and the liabilities assumed to fair value and the adoption of new accounting policies and is therefore not comparable with the Predecessor periods. Predecessor increase in income before income taxes for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the nine months ended September 30, 2013 was primarily due to: (i) a decrease in aircraft impairments; (ii) a decrease in depreciation expense; and (iii) a decrease in interest expense. These decreases in expenses were offset by the shorter period beginning January 1, 2014 and ending May 13, 2014, over which Predecessor income is presented, as compared to the nine months ended September 30, 2013. See below for a detailed analysis of each category affecting income (loss) before income taxes.

        Lease Revenue:    Successor recognized Lease revenue of $1,517.2 million for the period beginning February 5, 2014 and ending September 30, 2014. Predecessor recognized Lease revenue of $1,526.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $3,142.4 million for the nine months ended September 30, 2013. Lease revenue recognized for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the nine months ended September 30, 2013 decreased primarily due to fewer days, over which Predecessor earned revenue, during the period beginning January 1, 2014 and ending May 13, 2014, as compared to Predecessor lease revenue earned for the nine months ended September 30, 2013.

        Net Gain on Sale of Assets:    Successor recognized Net gain on sale of assets of $2.8 million during the period beginning February 5, 2014 and ending September 30, 2014 related to the sale of seven aircraft and two aircraft converted to sales-type leases. Predecessor presented gains on aircraft sales in Flight equipment marketing and gain on aircraft sales on its Condensed, Consolidated Statements of Operations.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Successor presented gains on aircraft sales in Net gain on sale of assets on its Condensed, Consolidated Statements of Operations. Predecessor recognized Flight equipment marketing and gain on aircraft sales of $56.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $33.8 million for the nine months ended September 30, 2013. The increase is due to higher gains recorded on five aircraft sold, and four aircraft converted to sales-type leases, for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the gains recorded on nine aircraft sold and six aircraft converted to sales-type leases, for the nine months ended September 30, 2013. The amount of the gain depends on the type and age of, and demand for, flight equipment marketed in each period.

        Other Income:    Successor recognized Other income of $49.5 million for the period beginning February 5, 2014 and ending September 30, 2014. Predecessor recognized Other income of $44.2 million for the period beginning January 1, 2014 and ending May 13, 2014 and $95.1 million for the nine months ended September 30, 2013. Other income consisted of the following for the following periods:

	Successor	Predecessor
	Period beginning February 5, 2014 and ending September 30, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Nine Months Ended September 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine
Engines, airframes, parts and supplies revenue	$172,138	$123,695	$233,974
Cost of goods sold	(144,195)	(102,566)	(201,097)

Gross profit	27,943	21,129	32,877
Management fees, interest and other	21,537	23,024	62,202

	$49,480	$44,153	$95,079

        Depreciation and amortization:    Successor recorded depreciation of flight equipment and other depreciable assets of $563.5 million for the period beginning February 5, 2014 and ending September 30, 2014. Successor started recognizing depreciation expense on flight equipment in conjunction with the AerCap transaction on May 14, 2014. Successor benefits from a reduced carrying value of flight equipment held for operating leases after the effect of remeasuring the flight equipment to fair value as of the Closing Date. Predecessor recorded depreciation of $666.1 million for the period beginning January 1, 2014 and ending May 13, 2014 and $1,386.8 million for the nine months ended September 30, 2013. The decrease is primarily due to flight equipment depreciated over fewer days during the period beginning January 1, 2014 and ending May 13, 2014, as compared to the nine months ended September 30, 2013. We had 893, 901, and 913 aircraft held for operating lease at September 30, 2014, May 13, 2014, and September 30, 2013, respectively.

        Asset Impairment:    Successor recorded impairments on flight equipment of $1.9 million for the period beginning February 5, 2014 and ending September 30, 2014, related to three engines and one airframe, each of which were parted-out subsequent to the AerCap Transaction. Predecessor recorded the following aircraft impairment charges and fair value adjustments on flight equipment for the respective periods:

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014				Nine Months Ended September 30, 2013
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on flight equipment held for use	—		$—		40		$1,139.8
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		21.2		18		87.3	(a)
Impairment charges on aircraft intended to be or designated for part-out	9	(b)	28.0	(c)	19	(d)	97.8	(c)

Total impairment charges and fair value adjustments on flight equipment	12		$49.2		77		$1,324.9

(a)
Includes charges relating to 11 aircraft that met the criteria to be classified as Flight equipment held for sale, and were reclassified into Flight equipment held for sale. During the nine months ended September 30, 2013, 10 of these aircraft were sold to a third party.

(b)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014

(c)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014, and six engines for the nine months ended September 30, 2013.

(d)
One of the 19 aircraft was impaired twice during the nine months ended September 30, 2013.

        Interest Expense:    Successor recorded Interest expense of $303.8 million for the period beginning February 5, 2014 and ending September 30, 2014. Successor Interest expense includes the effect of remeasuring the debt to fair value, as well as the effective interest rates as of the Closing Date. Successor weighted average interest rate, including the effect from the remeasure was 3.05% at September 30, 2014. Predecessor recorded Interest expense of $496.5 million for the period beginning January 1, 2014 and ending May 13, 2014, and $1,088.7 million for the nine months ended September 30, 2013. The decrease is primarily due to: (i) fewer days of interest expense recorded during the period beginning January 1, 2014 and ending May 13, 2014, as compared to the nine months ended September 30, 2013; and (ii) $1.2 billion decrease in average debt outstanding. Predecessor weighted average effective cost of borrowing, which excluded the effect of amortization of deferred debt issue costs, was 5.87% and 6.02% for the period beginning January 1, 2014 and ending May 13, 2014 and for the nine months ended September 30, 2013, respectively.

        Loss on Extinguishment of Debt:    During the nine months ended September 30, 2013, Predecessor prepaid in full its $550 million secured term loan originally scheduled to mature in April 2016, the total then outstanding under both tranches of the $106.0 million secured financing, and the total then outstanding under the $55.4 million secured financing, and prepaid $150 million of the $900 million then outstanding principal amount of its secured term loan due June 30, 2017. In connection with these prepayments, Predecessor recorded charges aggregating $17.7 million from the write off of unamortized deferred financing costs and deferred debt discounts.

        Leasing Expenses:    Successor recorded Leasing expenses of $23.7 million for the period beginning February 5, 2014 and ending September 30, 2014. Predecessor recorded Leasing expenses of $37.6 million for the period beginning January 1, 2014 and ending May 13, 2014, and $43.7 million for the nine months ended September 30, 2013. Leasing expenses are comprised primarily of expenses related to early returns or repossessions of aircraft.

        Transaction and Integration Related Expenses:    Successor recorded Transaction and integration related expenses of $50.4 million for the period beginning February 5, 2014 and ending September 30, 2014 related to the AerCap Transaction.

        Selling, General and Administrative Expenses:    Successor recorded Selling, general and administrative expenses of $88.3 million for the period beginning February 5, 2014 and ending September 30, 2014. Predecessor recorded Selling, general and administrative expenses of $153.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $240.1 million for the nine months ended September 30, 2013. Predecessor Selling, general and administrative expenses decrease of $86.2 million was primarily due to (i) fewer days over which expenses were recorded during the period beginning January 1, 2014 and ending May 13, 2014, as compared to the nine months ended September 30, 2013; and (ii) costs incurred during the nine months ended September 30, 2013 relating to ILFC's future separation from AIG, including salary and employee related expenses, and professional, consulting and legal fees.

        Other Expenses:    Predecessor Other expenses decreased to $3.3 million for the period beginning January 1, 2014 and ending May 13, 2014, as compared to $108.2 million for the nine months ended September 30, 2013, primarily due to a decrease in provisions for asset value guarantees. Predecessor recorded $100.5 million for the nine months ended September 30, 2013, associated with six aircraft, with no such expenses recorded for the period beginning January 1, 2014 and ending May 13, 2014.

        Provision for Income Taxes:    Successor effective tax rate was impacted by the Reorganization which resulted in certain of our earnings now being taxed at the lower Irish income tax rate. Successor effective tax rate for the period beginning February 5, 2014 and ending September 30, 2014 was 18.0%. The decrease in our effective tax rate for the period beginning February 5, 2014 and ending September 30, 2014, was primarily due to the effect of the Reorganization in conjunction with the consummation of the AerCap Transaction.

        Predecessor effective tax rate decreased to 35.0% for the period beginning January 1, 2014 and ending May 13, 2014, as compared to 36.2% for the nine months ended September 30, 2013. Predecessor effective tax rate for the period beginning January 1, 2014 and ending May 13, 2014, was impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Predecessor effective tax rate for the nine months ended September 30, 2013 was impacted by a $7.5 million interest refund allocation from AIG related to IRS audit adjustments, which had a beneficial impact to our effective tax rate and was discretely recorded for the nine months ended September 30, 2013. The rate was also impacted by minor permanent items and interest accrued on uncertain tax positions.

        Our reserve for uncertain tax positions increased by $31.8 million for the period beginning January 1, 2014 and ending May 13, 2014, the benefits of which, if realized, would have a significant impact on our effective tax rate. As a result of the AerCap Transaction and the Section 338(h)(10) election, all previous uncertain tax positions of the Predecessor were eliminated as of May 14, 2014. For the period beginning May 14, 2014 and ending September 30, 2014, the Successor reserve for uncertain tax positions increased by $3.3 million.

 CONTROLS AND PROCEDURES

(A) Evaluation of Disclosure Controls and Procedures

        We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the periods specified in the rules and forms of the Securities and Exchange Commission. Such information is accumulated and communicated to our management, including the Chief Executive Officer and the Chief Financial Officer (collectively, the "Certifying Officers"), as appropriate, to allow timely decisions regarding required disclosure.

        In conjunction with the close of each fiscal quarter, we conduct a review and evaluation, under the supervision and with the participation of our management, including the Certifying Officers, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934. Based on that evaluation, our Certifying Officers have concluded that our disclosure controls and procedures were effective at a reasonable assurance level as of September 30, 2014, the end of the period covered by this report.

(B) Changes in Internal Controls Over Financial Reporting

        As described in Note 1 of Notes to Condensed, Consolidated Financial Statements, on May 14, 2014, ILFC was acquired by AerCap and AerCap Ireland Limited. After the consummation of the AerCap Transaction, certain ILFC legacy internal controls were assimilated into AerCap's existing Sarbanes-Oxley internal control structure. This integration process continued during the three months ended September 30, 2014. There were no changes in AerCap Trust's internal controls over financial reporting during the third quarter of 2014 that materially affected, or were reasonably likely to materially affect, internal controls over financial reporting. AerCap continues to integrate certain information systems, processes and related internal control over financial reporting as a result of the acquisition of ILFC, which they plan to substantially complete in 2014. We will continue to assess the effectiveness of its internal control over financial reporting as integration activities continue.

 OTHER INFORMATION

LEGAL PROCEEDINGS

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the 2009 crash of an Airbus A310-300 aircraft owned by ILFC and on lease to Yemen Airways-Yemenia, a Yemeni carrier ("Hassanati Action"). The Hassanati plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The Hassanati Action commenced in January 2011 and is pending in the United States District Court for the Central District of California. On February 18, 2014, the district court granted summary judgment in ILFC's favor and dismissed all of the Hassanati plaintiffs' remaining claims. The Hassanati plaintiffs have appealed the judgment. On August 29, 2014, a new group of plaintiffs filed a lawsuit against ILFC in the United States District Court for the Central District of California (the "Abdallah Action"). The Abdallah Action claims unspecified damages from ILFC on the same theory as does the Hassanati Action. We believe that ILFC has substantial defenses on the merits and is adequately covered by available liability insurance in respect of both the Hassanati Action and the Abdallah Action. We do not believe that the outcome of either lawsuit will have a material effect on our consolidated financial condition, results of operations or cash flows.

        Air Lease:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ALC's officers and employees who were formerly employed by ILFC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC.

        The complaint seeks monetary damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law.

        On August 15, 2013 ALC filed a cross-complaint against ILFC and AIG. Relevant to ILFC, ALC's cross-complaint alleges that ILFC entered into, and later breached, an agreement to sell aircraft to ALC. Based on these allegations, the cross-complaint asserts a claim against ILFC for breach of contract. The cross-complaint seeks significant compensatory and punitive damages. We believe we have substantial defenses on the merits and will vigorously defend ourselves against ALC's claims.

        On April 23, 2014, ILFC filed an amended complaint adding as a defendant Leonard Green & Partners, L.P. The complaint adds claims against Leonard Green & Partners, L.P. for aiding and abetting the individual defendants' breaches of their fiduciary duties and duty of loyalty to ILFC and for unfair competition.

        We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of these matters, individually or in the aggregate, will be material to our consolidated financial condition, results of operations or cash flows.

RISK FACTORS

        There have been no material changes in our risk factors from those disclosed in our Quarterly Report for the quarter ended June 30, 2014, filed as an exhibit to Form 8-K on August 14, 2014.

 MINE SAFETY DISCLOSURES

        Not applicable.

EXHIBITS

  a)
  Exhibits

2.1	AerCap Share Purchase Agreement, dated as of December 16, 2013 by and among AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V., and AerCap Ireland Limited (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on December 16, 2013 and incorporated herein by reference).
3.1
Trust Agreement of AerCap Global Aviation Trust, by and among Wilmington Trust, National Association, AerCap Ireland Capital Limited, dated as of February 5, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
3.2
Joinder to Trust Agreement of AerCap Global Aviation Trust of International Lease Finance Corporation, dated as of May 14, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
4.1
Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee (filed as an exhibit to the Predecessor's Registration Statement No. 33-43698 and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).
4.3
Second Supplemental Indenture, dated as of February 28, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4
Third Supplemental Indenture, dated as of September 26, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).
4.5
Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.6
Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.7
Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).

4.8	Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 8-K filed on October 14, 2004 and incorporated herein by reference).
4.9
Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
4.10
Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.11
Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.12
Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as an exhibit to the Predecessor's Registration No. 333-49566 and incorporated herein by reference).
4.13
First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Predecessor and the Bank of New York (filed as Exhibit 4.2 to the Predecessor's Registration Statement No. 333-100340 and incorporated herein by reference).
4.14
Indenture, dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to the Predecessor's Registration Statement No. 333-136681 and incorporated herein by reference).
4.15
First Supplemental Indenture, dated as of August 20, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.16
Second Supplemental Indenture, dated as of December 7, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.17
Third Supplemental Indenture, dated as of May 24, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011, and incorporated herein by reference).
4.18
Fourth Supplemental Indenture, dated as of December 22, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.19
Fifth Supplemental Indenture, dated as of March 19, 2012, to the indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.20
Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).

4.21	Seventh Supplemental Indenture, dated as of March 11, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.22
Eighth Supplemental Indenture, dated as of May 24, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2013 and incorporated herein by reference).
4.23
Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.24
Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.25
Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011 and incorporated herein by reference).
4.26
Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.27
Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.28
Officers' Certificate, dated as of August 21, 2012, establishing the terms of the 5.875% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.29
Officers' Certificate, dated as of March 11, 2013, establishing the terms of the 3.875% senior notes due 2018 and the 4.625% senior notes due 2021 (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.30
Indenture, dated as of March 22, 2010, among the Predecessor, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent (filed as an exhibit to the Predecessor's Form 8-K filed on March 24, 2010 and incorporated herein by reference).
4.31
Indenture, dated as of August 11, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as paying agent, security registrar and authentication agent and trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.32
Indenture, dated as of December 21, 2005, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.33
First Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).

4.34	Second Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.35	Amended and Restated 5.90% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.36	Amended and Restated 6.25% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.37
Eleventh Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 1991, by and among ILFC, AGAT and U.S. Bank National Association, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of November 1, 2000, the Second Supplemental Indenture, dated as of February 28, 2001, the Third Supplemental Indenture, dated September 26, 2001, the Fourth Supplemental Indenture, dated as of November 6, 2002, the Fifth Supplemental Indenture, dated as of December 27, 2002, the Sixth Supplemental Indenture, dated as of June 2, 2003, the Seventh Supplemental Indenture, dated as of October 8, 2004, the Eighth Supplemental Indenture, dated as of October 5, 2005, the Ninth Supplemental Indenture, dated as of October 6, 2006, and the Tenth Supplemental Indenture, dated as of October 9, 2007 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.38
Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 2000, by and among ILFC, AGAT and The Bank of New York, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 16, 2002 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.39
Third Supplemental Indenture, dated as of May 14, 2014, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of July 25, 2013, and the Second Supplemental Indenture, dated as of July 25, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.40
Ninth Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 1, 2006, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012, the Seventh Supplemental Indenture, dated as of March 11, 2013, and the Eighth Supplemental Indenture, dated as of May 24, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.41
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 11, 2010, by and among ILFC, AGAT, the guarantors party thereto and The Bank of Mellon Trust Company, N.A., as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).

4.42	First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of March 22, 2010, by and among ILFC, AGAT, Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent and Wilmington Trust FSB, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.43
The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.
10.1
Term Loan Credit Agreement, dated as of March 6, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., and Artemis (Delos) Limited as obligors, the lenders identified therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.2
First Amendment to Term Loan Credit Agreement, dated as of April 3, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., Artemis (Delos) Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Deutsche Bank AG New York Branch, as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.3
Term Loan Security Agreement, dated as of March 6, 2014, among Hyperion Aircraft Limited, Delos Aircraft Limited, Delos Finance S.À.R.L., Artemis (Delos) Limited, Apollo Aircraft Inc., and the additional grantors referred to therein as grantors, and Deutsche Bank AG New York Branch, as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.4
First Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Citibank N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.5
Second Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Bank of America N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.6
Deed of Amendment, Consent and Guarantee dated as of April 17, 2014, relating to the Facility Agreement, among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited as borrowers, Aircraft SPC-12, Inc. and Aircraft SPC-9, Inc., as borrower parents, ILFC as guarantor and subordinated lender and the companies named therein as new guarantors (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
31.1	Certification of Chief Executive Officer.

31.2	Certification of Vice President and Chief Financial Officer.
32.1	Certification under 18 U.S.C., Section 1350.
101.
Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Condensed, Consolidated Balance Sheets as of September 30, 2014 (Successor) and December 31, 2013 (Predecessor); (ii) the Condensed, Consolidated Statements of Operations for three months ended September 30, 2014 (Successor), three months ended September 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014, and nine months ended September 30, 2013 (Predecessor); (iii) the Condensed, Consolidated Statements of Comprehensive Income for the three months ended September 30, 2014 (Successor), three months ended September 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and nine months ended September 30, 2013 (Predecessor); (iv) the Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending September 30, 2014 (Successor) and for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor); (v) the Condensed, Consolidated Statements of Cash Flows for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and nine months ended September 30, 2013 (Predecessor); and (vi) the Notes to the Condensed, Consolidated Financial Statements.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AERCAP GLOBAL AVIATION TRUST
November 13, 2014	/s/ TOM KELLY TOM KELLY Chief Executive Officer (Principal Executive Officer)
November 13, 2014	/s/ IAN SUTTON IAN SUTTON Vice President and Chief Financial Officer (Principal Financial Officer)

 AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

INDEX TO EXHIBITS

Exhibit No.
2.1	AerCap Share Purchase Agreement, dated as of December 16, 2013 by and among AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V., and AerCap Ireland Limited (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on December 16, 2013 and incorporated herein by reference).
3.1
Trust Agreement of AerCap Global Aviation Trust, by and among Wilmington Trust, National Association, AerCap Ireland Capital Limited, dated as of February 5, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
3.2
Joinder to Trust Agreement of AerCap Global Aviation Trust of International Lease Finance Corporation, dated as of May 14, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
4.1
Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee (filed as an exhibit to the Predecessor's Registration Statement No. 33-43698 and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).
4.3
Second Supplemental Indenture, dated as of February 28, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4
Third Supplemental Indenture, dated as of September 26, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).
4.5
Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.6
Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.7
Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).
4.8
Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 8-K filed on October 14, 2004 and incorporated herein by reference).
4.9
Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

Exhibit No.
4.10	Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.11
Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.12
Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as an exhibit to the Predecessor's Registration No. 333-49566 and incorporated herein by reference).
4.13
First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Predecessor and the Bank of New York (filed as Exhibit 4.2 to the Predecessor's Registration Statement No. 333-100340 and incorporated herein by reference).
4.14
Indenture, dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to the Predecessor's Registration Statement No. 333-136681 and incorporated herein by reference).
4.15
First Supplemental Indenture, dated as of August 20, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.16
Second Supplemental Indenture, dated as of December 7, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.17
Third Supplemental Indenture, dated as of May 24, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011, and incorporated herein by reference).
4.18
Fourth Supplemental Indenture, dated as of December 22, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.19
Fifth Supplemental Indenture, dated as of March 19, 2012, to the indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.20
Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.21
Seventh Supplemental Indenture, dated as of March 11, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).

Exhibit No.
4.22	Eighth Supplemental Indenture, dated as of May 24, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2013 and incorporated herein by reference).
4.23
Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.24
Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.25
Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011 and incorporated herein by reference).
4.26
Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.27
Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.28
Officers' Certificate, dated as of August 21, 2012, establishing the terms of the 5.875% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.29
Officers' Certificate, dated as of March 11, 2013, establishing the terms of the 3.875% senior notes due 2018 and the 4.625% senior notes due 2021 (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.30
Indenture, dated as of March 22, 2010, among the Predecessor, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent (filed as an exhibit to the Predecessor's Form 8-K filed on March 24, 2010 and incorporated herein by reference).
4.31
Indenture, dated as of August 11, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as paying agent, security registrar and authentication agent and trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.32
Indenture, dated as of December 21, 2005, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.33
First Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.34
Second Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).

Exhibit No.
4.35	Amended and Restated 5.90% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.36	Amended and Restated 6.25% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.37
Eleventh Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 1991, by and among ILFC, AGAT and U.S. Bank National Association, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of November 1, 2000, the Second Supplemental Indenture, dated as of February 28, 2001, the Third Supplemental Indenture, dated September 26, 2001, the Fourth Supplemental Indenture, dated as of November 6, 2002, the Fifth Supplemental Indenture, dated as of December 27, 2002, the Sixth Supplemental Indenture, dated as of June 2, 2003, the Seventh Supplemental Indenture, dated as of October 8, 2004, the Eighth Supplemental Indenture, dated as of October 5, 2005, the Ninth Supplemental Indenture, dated as of October 6, 2006, and the Tenth Supplemental Indenture, dated as of October 9, 2007 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.38
Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 2000, by and among ILFC, AGAT and The Bank of New York, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 16, 2002 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.39
Third Supplemental Indenture, dated as of May 14, 2014, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of July 25, 2013, and the Second Supplemental Indenture, dated as of July 25, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.40
Ninth Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 1, 2006, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012, the Seventh Supplemental Indenture, dated as of March 11, 2013, and the Eighth Supplemental Indenture, dated as of May 24, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.41
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 11, 2010, by and among ILFC, AGAT, the guarantors party thereto and The Bank of Mellon Trust Company, N.A., as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.42
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of March 22, 2010, by and among ILFC, AGAT, Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent and Wilmington Trust FSB, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).

Exhibit No.
4.43	The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.
10.1
Term Loan Credit Agreement, dated as of March 6, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., and Artemis (Delos) Limited as obligors, the lenders identified therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.2
First Amendment to Term Loan Credit Agreement, dated as of April 3, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., Artemis (Delos) Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Deutsche Bank AG New York Branch, as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.3
Term Loan Security Agreement, dated as of March 6, 2014, among Hyperion Aircraft Limited, Delos Aircraft Limited, Delos Finance S.À.R.L., Artemis (Delos) Limited, Apollo Aircraft Inc., and the additional grantors referred to therein as grantors, and Deutsche Bank AG New York Branch, as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.4
First Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Citibank N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.5
Second Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Bank of America N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.6
Deed of Amendment, Consent and Guarantee dated as of April 17, 2014, relating to the Facility Agreement, among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited as borrowers, Aircraft SPC-12, Inc. and Aircraft SPC-9, Inc., as borrower parents, ILFC as guarantor and subordinated lender and the companies named therein as new guarantors (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
31.1	Certification of Chief Executive Officer.
31.2	Certification of Vice President and Chief Financial Officer.
32.1	Certification under 18 U.S.C., Section 1350.

Exhibit No.
101.	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Condensed, Consolidated Balance Sheets as of September 30, 2014 (Successor) and December 31, 2013 (Predecessor); (ii) the Condensed, Consolidated Statements of Operations for three months ended September 30, 2014 (Successor), three months ended September 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014, and nine months ended September 30, 2013 (Predecessor); (iii) the Condensed, Consolidated Statements of Comprehensive Income for the three months ended September 30, 2014 (Successor), three months ended September 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and nine months ended September 30, 2013 (Predecessor); (iv) the Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending September 30, 2014 (Successor) and for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor); (v) the Condensed, Consolidated Statements of Cash Flows for the period beginning February 5, 2014 and ending September 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and nine months ended September 30, 2013 (Predecessor); and (vi) the Notes to the Condensed, Consolidated Financial Statements.

 EXHIBIT 31.1

CERTIFICATIONS

I, Tom Kelly, certify that:

        1.     I have reviewed this Quarterly Report of AerCap Global Aviation Trust;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

        4.     The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          a.     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b.     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c.     Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d.     Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

        5.     The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a.     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b.     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 13, 2014

/s/ TOM KELLY TOM KELLY Chief Executive Officer

 EXHIBIT 31.2

CERTIFICATIONS

I, Ian Sutton, certify that:

        1.     I have reviewed this Quarterly Report of AerCap Global Aviation Trust;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

        4.     The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          a)    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c)     Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d)    Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

        5.     The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a)    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 13, 2014

/s/ IAN SUTTON IAN SUTTON Vice President and Chief Financial Officer

 EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        Each of the undersigned, TOM KELLY, the CHIEF EXECUTIVE OFFICER, and IAN SUTTON, the VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of AERCAP GLOBAL AVIATION TRUST (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  the Company's Quarterly Report for the quarter ended September 30, 2014 (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2014	/s/ TOM KELLY TOM KELLY
Dated: November 13, 2014	/s/ IAN SUTTON IAN SUTTON